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Exhibit 5

TRUST INDENTURE

Providing for the Issue of an Unlimited Aggregate
Principal Amount of Unsecured Debentures, Issuable in Series

MI DEVELOPMENTS INC.

- and -

BNY TRUST COMPANY OF CANADA

December 22, 2004

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION

THIS INDENTURE made as of December 22, 2004

BETWEEN:

MI DEVELOPMENTS INC., a corporation amalgamated under the laws of the Province of Ontario (the "Corporation")
- and -
BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on business in all provinces of Canada (the "Trustee")

WITNESSETH THAT:

        WHEREAS the Corporation has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of an unlimited amount of its unsecured Debentures to be issued in one or more Series as provided for in this Indenture;

        AND WHEREAS the Corporation under the laws relating thereto is duly authorized to create and issue the Debentures as herein provided;

        AND WHEREAS the Corporation has done and performed all things necessary to make the Debentures, when issued by the Corporation and certified by the Trustee as provided in this Indenture, legal, valid and binding obligations of the Corporation with the benefits of and subject to the terms of this Indenture;

        AND WHEREAS the Trustee has agreed to act as trustee with respect to the Debentures on the terms and conditions set out herein;

        AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

        NOW THEREFORE in consideration of the premises, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby declared and agreed as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following have the following meanings:

  "Affiliate" means, when used with respect to a specified person: (i) another person that is a Subsidiary of the Person specified; (ii) a Person of which the specified person is a Subsidiary; or (iii) another person, where both Persons are Subsidiaries of the same Person;

  "Authorized Officer" means any of the following officers of the Corporation: (i) the Chairman of the Board of Directors; (ii) the Chief Executive Officer; (iii) an Executive Vice-President; or (iv) the Chief Financial Officer;

  "BMO" means Bank of Montreal, a Canadian chartered bank, or its successors;

  "Board of Directors" means either the board of directors of the Corporation or any duly authorized committee of such board;

  "Board Resolution" means a copy of a resolution certified by the secretary or an assistant secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect from the date of such certification, and delivered to the Trustee;

  "Business Day" means any day (other than a Saturday, Sunday or statutory holiday in Toronto, Ontario) on which banks and foreign exchange markets are open for business in Toronto;

  "CDS" means the Canadian Depository for Securities Limited or any successor thereto;

  "Canada Yield Price" means, in respect of a Debenture, a price equal to the price which, if the Debenture were to be issued at such price on the date of redemption, would provide a yield thereon from the date of redemption to the Stated Maturity Date for such Debenture equal to the Government of Canada Yield plus 42.5 basis points, in the case of a Series 1 Debenture (and in the case of any other Series, such number of basis points as is specified in the Supplemental Indenture relating to such Series), compounded semi-annually and calculated on the third Business Day preceding the redemption date;

  "Canadian Dollar" and "Cdn.$" means a dollar or other equivalent in such coin or currency of Canada as at the time shall be legal tender for the payment of public and private debts;

  "Canadian Securities Commissions" means the securities commissions or similar securities regulatory authorities in each Province of Canada where the Corporation is a reporting issuer;

  "Capital Lease Obligations" means the obligations of the Corporation or any Designated Subsidiary to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for the purposes of this Indenture, the amount of such obligations shall in each case be the capitalized amount thereof, determined in accordance with generally accepted accounting principles;

  "Capital Stock" means any and all shares (including, in the case of the Corporation's Capital Stock, the Class A Shares and the Corporation's Class B Shares), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock, including any preferred stock; provided that Capital Stock shall not include any debt security that is convertible into or exchangeable for Capital Stock;

  "Class" means, with respect to any Series, any of the classes of Debentures of that Series established under the Supplemental Indenture creating that Series;

  "Class A Shares" means the Class A Subordinate Voting Shares of the Corporation;

  "close of business" means the normal closing hour of the office of the Trustee or a Paying Agent Bank on the relevant Business Day;

  "Contingent Liabilities" of the Corporation or a Designated Subsidiary at any time means the amount of all indebtedness and liabilities, contingent or otherwise, of any other Person at such time,

  (a)
  guaranteed, directly or indirectly, in any manner by the Corporation or the Designated Subsidiary including, without limitation, (i) by procuring the issue of letters of credit or other similar instruments for the benefit of that other Person, (ii) by endorsement of bills of exchange (otherwise than for collection or deposit in the ordinary course of business), or (iii) by the other Person assigning debts of the Corporation or a Designated Subsidiary (whether or not represented by an instrument) with recourse to the Corporation or a Designated Subsidiary;

  (b)
  in effect guaranteed, directly or indirectly, by the Corporation or a Designated Subsidiary through an agreement, contingent or otherwise:

  (i)
  to purchase such indebtedness or liabilities or to advance or supply funds for the payment or purchase of such indebtedness or liabilities;

  (ii)
  to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services in circumstances where the primary purpose of such agreement was to provide funds to the debtor to enable the debtor to make payment of such indebtedness or liabilities or to provide goods or services to the debtor to enable it to satisfy other liabilities, regardless of the delivery or non-delivery of the property, products, materials or supplies or the provision or non-provision of the services, including take or pay or throughput agreements; or

  (iii)
  to make any loan, advance, capital contribution to or other investment in the other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition at any date or to provide funds for the payment of any liability, dividend or return of capital; or

  (c)
  secured by any Lien upon property owned by the Corporation or a Designated Subsidiary, even though neither the Corporation nor a Designated Subsidiary has assumed or become liable for the payment of such indebtedness or liabilities, provided that, if neither the Corporation or a Designated Subsidiary has assumed or become liable for such assumption, such indebtedness shall be deemed to be an amount equal to the lesser of (A) the amount of such indebtedness and liabilities and (B) the book value of such property;

For the purpose of this Indenture, the amount of any Contingent Liability shall be determined in accordance with generally accepted accounting principles, as set forth in the Corporation's financial statements (including the notes thereto), and a Person shall not be deemed to have a Contingent Liability if it is the co-maker of the primary obligation and shall have one Contingent Liability if it has guaranteed the obligations of more than one primary obligor with respect to the same primary obligation;

  "Corporation" means MI Developments Inc. and any successor corporation (as defined in Section 9.1) which has complied with the provisions of Article 9;

  "Corporation Request" or "Corporation Order" means a written request or order signed in the name of the Corporation by any two Authorized Officers;

  "Corporation's auditors" means an independent firm of chartered accountants with national standing duly appointed as auditors of the Corporation;

  "Counsel" means a barrister or solicitor or firm of barristers or solicitors or a lawyer or firm of lawyers authorized to practice law in one or more provinces of Canada retained by the Trustee or retained or employed by the Corporation and acceptable to the Trustee;

  "Current Market Price" of the Class A Shares on any date means the Canadian Dollar price per Class A Share equal to the average trading price of the Class A Shares on the Toronto Stock Exchange for the 20 consecutive trading days ending on the third trading day prior to such date, weighted by the respective trading volumes of such shares on such exchange for such 20 consecutive trading days or, if the Class A Shares are not listed on the Toronto Stock Exchange, on any stock exchange on which the Class A Shares are listed as selected for such purpose by the Board of Directors with the concurrence of the Trustee or, if the Class A Shares are not listed on any stock exchange, in the over-the-counter market, in each case translated (if necessary) into Canadian Dollar amounts for each day of such period of 20 consecutive trading days. U.S. Dollar amounts will be converted to Canadian Dollar amounts for each separate trading day, based on the closing rates as published by BMO;

  "Debentures" means the unsecured debentures of the Corporation issued and certified hereunder;

  "Definitive Debentures" means Debentures substantially in the form referred to in Section 2.2(d);

  "Depository" means, in the case of the Series 1 Debentures, CDS, and in the case of Debentures of any other Series issuable in whole or in part in the form of Global Debentures, the clearing agency designated by the Corporation for such Series pursuant to the Supplemental Indenture authorizing such Series;

  "Designated Subsidiary" means any Person that is a subsidiary of the Corporation at the relevant time and is (i) a Subsidiary of the Corporation as of the date hereof or (ii) a Person that has become a Subsidiary of the Corporation after the date hereof and in respect of which the Corporation has provided written notice to the Trustee indicating that such Person is a "Designated Subsidiary" for the purposes of this Indenture; provided however "Designated Subsidiary" shall not include any Title Nominee or MEC or any of MEC's Subsidiaries;

  "Event of Default" has the meaning set out in Section 7.1;

  "Extraordinary Resolution" has the meaning set out in Section 10.12;

  "Global Debenture" means a Debenture executed by the Corporation and certified and delivered by the Trustee to a Depository or pursuant to a Depository's instruction, all in accordance with this Indenture, and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Debentures of a Series or a portion thereof. "Global Debenture" shall include any temporary Global Debenture and any permanent Global Debenture;

  "Governmental Body" means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including, without limitation, any central bank, fiscal or monetary authority or authority regulating banks), having jurisdiction in the relevant circumstances over a Person or such Person's property, or any Person acting under the authority of any of the foregoing (including, without limitation, any arbitrator);

  "Government Obligations" means securities which are (i) direct obligations of Canada for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada, the timely payment of which is unconditionally guaranteed by the full faith and credit of Canada which, in either case, are not callable or redeemable at the option of the issuer thereof or otherwise subject to prepayment, and shall also include a depository receipt issued by a Canadian clearing house bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided, however, that (except as required by law) such custodian shall not be authorized to make any deduction from the amount payable to the holder of such depository receipt or from any amount held by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt;

  "Government of Canada Yield" on any date means, in respect of a Debenture, the effective yield to maturity calculated on such date (assuming semi-annual compounding) which a non-callable Government of Canada bond, trading at par, would carry if issued, in Canadian Dollars in Canada on the date fixed for redemption and having the same maturity date as the Stated Maturity Date of the Debenture. The Government of Canada Yield will be the arithmetic average of the yields to maturity quoted by two Canadian investment dealers selected by the Corporation and acceptable to the Trustee;

  "holder" means a person in whose name a Debenture is registered in the Register;

  "Indebtedness" means, with respect to any Person at any particular time, the aggregate (without duplication) of the following amounts determined on a consolidated basis at such time:

    (i)
    indebtedness for money borrowed and indebtedness represented by notes payable and drafts accepted representing extensions of credit (including, as regards any note or draft issued at a discount, the face amount of such note or draft);

    (ii)
    all obligations (whether or not with respect to the borrowing of money) which are evidenced by bonds, debentures, notes or other similar instruments or not so evidenced but which would be considered to be indebtedness for borrowed money in accordance with generally accepted accounting principles;

    (iii)
    all indebtedness upon which interest charges are customarily paid;

    (iv)
    Capital Lease Obligations; and

    (v)
    any Contingent Liability relating to an obligation of a type referred to in paragraphs (i) to (iv) above;

for greater certainty, trade payables, expenses accrued in the ordinary course of business, customer advance payments and deposits received in the ordinary course of business shall not constitute Indebtedness; in addition, and notwithstanding anything contained in the foregoing definition, "Indebtedness" shall not include any indebtedness or obligations now existing or hereafter arising that by their terms are expressly subordinated to the Debentures;

  "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more Supplemental Indentures;

  "Interim Debentures" means Debentures in the form referred to in Section 2.2(b);

  "Lien" means any mortgage, lien, pledge, assignment by way of security, charge, security interest, lease intended as security, title retention agreement, statutory right reserved in any Governmental Body, registered lease of real property, hypothec, levy, execution, seizure, attachment, garnishment or other similar encumbrance;

  "MEC" means Magna Entertainment Corp. and any successor corporation;

  "Net Tangible Assets" means the aggregate of all assets of the Corporation and its Designated Subsidiaries after deducting therefrom (i) all current liabilities of the Corporation and its Designated Subsidiaries, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Corporation and its Designated Subsidiaries, all as determined in accordance with generally accepted accounting principles;

  "Officers' Certificate" means a certificate executed by two Authorized Officers of the Corporation;

  "Outstanding" has the meaning set forth in Section 1.3;

  "Paying Agent Bank" means any financial institution appointed from time to time by the Corporation, at its sole option, under Section 2.13 for the purpose of making payments of principal of and interest on one or more Series of Debentures;

  "Permitted Encumbrances" means:

  (a)
  any Lien to secure a Purchase Money Obligation, provided that:

  (vi)
  the Lien attaches solely to the property or asset acquired or purchased (excluding any acquired or purchased equity securities) and fixed improvements thereto;

  (vii)
  at the time of acquisition of such property or asset, the aggregate principal amount remaining unpaid on all Purchase Money Obligations secured by such Lien on such property or asset whether or not assumed by the Corporation or a Designated Subsidiary does not exceed an amount equal to the total purchase price of such property or assets; and

  (viii)
  such Purchase Money Obligations shall have been incurred within the limitations of this Indenture;

  (d)
  any extension, renewal or replacement of any Purchase Money Obligation permitted herein in respect of the same property or assets subject to such Lien in conjunction with the extension, renewal and refinancing of the Indebtedness secured thereby, provided that:

  (i)
  such Lien shall attach solely to the same such property or asset; and

  (ii)
  such extension, renewal or refinancing of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refinancing;

  (e)
  Liens for taxes, assessments or governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or the validity of which is being actively and diligently contested in good faith by the Corporation or a Designated Subsidiary, as the case may be, in respect of which the Corporation or a Designated Subsidiary has established on its books reserves considered by it to be adequate therefor, and for which any enforcement proceedings, if commenced, have been stayed or for which payment has been made in accordance with (i) below;

  (f)
  rights reserved to or vested in any Governmental Body by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same, to take action which results in an expropriation, or to require annual or other periodic payments as a condition to the continuance thereof;

  (g)
  construction, mechanics', workers', repairers', carriers', warehousemen's and materialmen's Liens, Liens relating to services performed or material delivered and Liens in respect of vacation pay, workers' compensation, social security, old age pension, employment insurance or similar statutory obligations arising in the ordinary course of business, provided the obligations secured by such Liens are not yet due and payable, or which are being contested diligently and in good faith, and, in the case of construction Liens, which have not yet been filed or for which the Corporation or a Designated Subsidiary has not received written notice of a Lien or for which a construction lien has been filed and the Corporation or a Designated Subsidiary is contesting such Lien diligently and in good faith;

  (h)
  Liens arising from court or arbitral proceedings which have been commenced or are pending, provided that the claims secured thereby are being contested in good faith by the Corporation or a Designated Subsidiary, any execution thereon has been stayed or the Corporation has determined in good faith will be (and which are) discharged within 60 days and continues to be stayed, and such Liens do not materially impair the use of the property in the business of the Corporation or the Designated Subsidiary, as the case may be;

  (i)
  good faith pledges or deposits of money or securities or letters of credit made in the ordinary course of business to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, surety, customs, performance bonds and other similar obligations;

  (j)
  deposits to secure public or statutory obligations or in connection with any matter giving rise to a Lien described in (e) above;

  (k)
  deposits of cash or securities in connection with any appeal, review or contestation of any Lien or any matter giving rise to a Lien described in (c) or (f) above;

  (l)
  minor title defects or irregularities, minor encroachments, zoning laws and ordinances, easements, servitudes, party wall agreements, licences, rights of way, restrictions that run with the land, leases, municipal by-laws and regulations or other similar encumbrances or privileges in respect of real property (including without limitation easements, rights of way and agreements for sewers, trains, gas and water mains or electric conduits, poles, wires and cable) which in the aggregate do not materially impair the use of such property by the Corporation or a Designated Subsidiary, as the case may be, in the operation of its business, and which are not violated in any material respect by existing or proposed structures or land use;

  (m)
  security given by the Corporation or a Designated Subsidiary to a public utility or any Governmental Body, when required by such utility or Governmental Body in connection with the operations of the Corporation or a Designated Subsidiary, as the case may be, in the ordinary course of its business, which singly or in the aggregate do not materially impair the use of the asset concerned in the operation of the business of the Corporation or the Designated Subsidiary, as the case may be;

  (n)
  the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown, or in any comparable grant in any jurisdiction other than Canada of any land or interest therein and statutory exceptions to title;

  (o)
  any Lien, other than a construction Lien, payment of which has been provided for by deposit with the Trustee on behalf of the holders or Debentures of an amount in cash, or the obtaining of a surety bond or letter of credit satisfactory to the Trustee, sufficient in either case to pay or discharge such Lien or upon other terms satisfactory to the Trustee;

  (p)
  rights and interests created by notice registered by any transportation authority with respect to proposed roads or highways which do not materially impair the use of real property owned or leased by the Corporation or a Designated Subsidiary in the operation of the business of the Corporation or a Designated Subsidiary;

  (q)
  Liens securing Indebtedness of the Corporation or its Designated Subsidiaries aggregating not in excess of 25% of the aggregate Net Tangible Assets of the Corporation and its Designated Subsidiaries measured at the time such Liens are granted;

  (r)
  the granting by the Corporation or a Designated Subsidiary in the ordinary course of its business of any lease, sub-lease, tenancy or right of occupancy to any person in respect of real property owned or leased by the Corporation or a Designated Subsidiary;

  (s)
  applicable municipal by-laws, development agreements, subdivision agreements, site plan agreements, zoning laws and building or land use restrictions which do not in the aggregate materially adversely affect the current use of the property affected thereby and provided that the same have been complied with in all material respects;

  (t)
  any attachment or judgment Lien not constituting an Event of Default;

  (u)
  any unregistered Lien in favour of any lessor, licensor or permitter for rent to become due or for other obligations or acts, the payment or performance of which is required under any lease as a condition to the continuance thereof, including any capital lease or synthetic lease, licence or agreement for use;

  (v)
  any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject;

  (w)
  Liens arising solely from conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Corporation in the ordinary course of business;

  (x)
  exceptions and qualifications in Section 44(1) of the Land Title Act (Ontario), similar provincial legislation in other provinces and comparable legislation in jurisdictions other than Canada;

  (y)
  subdivision, development, facility/cost-sharing and encroachment agreements, provided no such agreement shall materially impair the use, value or marketability of any property for the purposes for which such property is held;

  (z)
  all restrictions, restrictive covenants, exclusive use provisions, expansion rights, renewal rights, alternation rights and all other similar provisions affecting the use to which the real property of the Corporation and its Designated Subsidiaries may be put, provided that the covenants are complied with and do not materially impair the use of such real property in the operations of the Corporation and its Designated Subsidiaries;

  (aa)
  without limiting the generality of clause (o) above, other Liens incidental to the conduct of the business or the ownership of the assets of the Corporation or any Designated Subsidiary that (i) were not incurred in connection with borrowed money, and (ii) do not in the aggregate materially impair the use of the assets subject to the Lien in the operation of such business and (iii) do not secure obligations aggregating in excess of US$10 million;

  (bb)
  any Lien existing on the date of this Indenture;

  (cc)
  any Lien to secure Indebtedness of any Designated Subsidiary owing by it to the Corporation, or to any other Designated Subsidiary; and

  (dd)
  Liens and encumbrances on property located outside of the Province of Ontario that under the relevant local law would be substantially similar to, serve a substantially similar purpose or function as or have substantially the same effect as the Liens and encumbrances listed above;

  "Person" means any natural person, corporation, joint stock company, trust, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof;

  "Property Account" means a segregated interest bearing trust account, established and maintained by, in the name of and under the exclusive control of the Trustee as custodian for and securing payments on behalf of the holders, which account shall be maintained with the Trustee or a banking institution whose long-term unsecured indebtedness has a rating of at least "A" with Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or at least "A" with Dominion Bond Rating Service Limited or an equivalent rating assigned by a nationally recognized statistical rating organization. Funds deposited in the Property Account shall be held uninvested until disbursed in accordance with this Indenture;

  "Purchase Money Obligation" means any Indebtedness representing any unpaid part of, or incurred or assumed to pay or refinance the whole or any part of, the cost of acquisition of any property or asset acquired by the Corporation or a Designated Subsidiary intended to be used in carrying on the business of the Corporation or such Designated Subsidiary and any expenditures made for fixed improvements thereto, if such borrowing is incurred or assumed within 24 months after the acquisition of such property or asset or the making of such expenditures, as the case may be, including Capital Lease Obligations;

  "Redemption Amount" has the meaning set out in Section 3.6;

  "Redemption Notice" has the meaning set out in Section 3.4;

  "Register" has the meaning set out in Section 2.8(a);

  "Series" means all of the Debentures certified and delivered pursuant to this Indenture and designated as a Series and shall include all Classes within such Series of Debentures;

  "Series 1 Debentures" means the Corporation's 6.05% Senior Unsecured Debentures Series 1 due December 22, 2016, authorized and created pursuant to Section 2.3 of this Indenture;

  "Share Bid Request" means a request for bids made in accordance with the Share Election Notice and which makes the acceptance of any bid conditional on the acceptance of sufficient bids to allow for the payment of the Share Election Amount on the Share Delivery Date and the ability of the Corporation to withdraw the Share Payment Election;

  "Share Delivery Date" means a date, no more than 90 days and not less than one Business Day prior to the Stated Maturity Date or redemption date, as the case may be, upon which Class A Shares are delivered by the Corporation for purchase pursuant to a Share Election Notice;

  "Share Election Amount" means: (i) in the case of a Share Election Notice delivered in respect of a payment to the holders of any Series of Debentures on the Stated Maturity Date, an amount of aggregate proceeds arising from the sale of Class A Shares on a Share Delivery Date equal to the aggregate principal amount of Debentures payable on the Stated Maturity Date specified in the Share Election Notice, less any amount paid by the Corporation to the Trustee in respect of any fractional Class A Share and (ii) in the case of a Share Election Notice delivered in respect of a redemption of a Series pursuant to Article 3, an amount of aggregate proceeds arising from the sale of Class A Shares on a Share Delivery Date equal to the Redemption Amount (excluding accrued and unpaid interest forming part thereof), less any amount paid by the Corporation to the Trustee in respect of any fractional Class A Share;

  "Share Election Notice" means a written notice of the Corporation signed by any two Authorized Officers to the Trustee specifying:

    (i)
    that the election relates either to (A) to an obligation to pay the principal amount of the Series of Debentures or (B) a redemption of a Series of Debentures pursuant to Article 3 of this Indenture;

    (ii)
    the Stated Maturity Date of such Series, and, in the case of a Share Election Notice delivered in respect of a redemption, the redemption date specified in the Redemption Notice;

    (iii)
    the amount of the payment due to the holders on the Stated Maturity Date or the redemption date, as the case may be, that the Corporation proposes to satisfy by the delivery of Class A Shares;

    (iv)
    the specific persons from whom the Trustee shall request bids to purchase the Class A Shares and the parameters of such bids, which may include a minimum number of Class A Shares, a minimum price per Class A Share, timing for closing for bids and such other matters as the Corporation may specify;

    (v)
    that the Trustee shall accept only those bids which comply with such notice;

    (vi)
    the right of the Corporation to withdraw the Share Payment Election (which shall have the effect of withdrawing the Share Bid Request) upon delivery of written notice of the Corporation signed by any two Authorized Officers to the Trustee at any time prior to the consummation of the delivery and sale of Class A Shares contemplated by the bids so accepted on the Share Delivery Date; and

    (vii)
    that such notice has been delivered to the Trustee by the time required by Section 5.1(b).

  "Share Payment Election" means an election to pay the principal amount of Debentures on their Stated Maturity Date or their redemption date, as the case may be, by the delivery of Class A Shares pursuant to Section 5.1;

  "Share Purchase Agreement" means an agreement in customary form among the Corporation, the Trustee and the Persons making acceptable bids pursuant to a Share Bid Request which complies with all applicable laws, including the applicable securities laws of Canada and the United States, the rules and regulations of any stock exchange on which the Class A Shares are then listed and the laws, rules and regulations of any jurisdiction in which the Class A Shares may be offered for sale;

  "Special Resolution" has the meaning set out in Section 10.12;

  "Stated Maturity Date", when used with respect to any Debentures, means the date specified in such Debentures as the fixed date on which the entire outstanding principal of the Debentures of that Series and any accrued and unpaid interest is due and payable;

  "Subsidiary" means, with respect to any Person at any time, any Person of which at least a majority of the votes attaching to Voting Interests are at the time, directly or indirectly, owned by such Person;

  "Supplemental Indenture" means an indenture supplemental to this Indenture and entered into by the Corporation with the Trustee and effective as provided in Article 13;

  "this Indenture", "hereto", "herein", "hereby", "thereunder", "hereof", and similar expressions refer to this Indenture and not to any particular Article, Section, clause, subdivision or other portion hereof, and include each instrument supplemental or ancillary hereto to implement this instrument;

  "Title Nominee" means any Subsidiary of the Corporation whose sole function is to hold, and whose sole asset (other than nominal assets) is, legal title to real property (or to serve a substantially similar purpose or function in jurisdictions outside Canada and the United States of America);

  "Total Capitalization" of any Person on any date means the aggregate of (i) the Total Funded Debt of such Person on such date, and (ii) the consolidated shareholders' equity of such Person as disclosed in the balance sheet of such Person as at the end of the most recently completed fiscal quarter and prepared in accordance with generally accepted accounting principles; provided that, notwithstanding generally accepted accounting principles, for the purpose of this Indenture, the consolidated shareholders' equity of the Corporation shall: (A) exclude consolidated shareholders' equity of MEC and its Subsidiaries; (B) be calculated on the basis that joint venture interests of the Corporation or any Designated Subsidiary are accounted for on an equity (and not a proportionate consolidation) basis if the recourse of any lender (including any agent, trustee, receiver or other person acting on behalf of such lender) in respect of Indebtedness of such joint venture is limited in all circumstances to the assets of the joint venture; and (iii) include any Indebtedness, the principal payment of which may be satisfied in full at the option of the Person obligated in respect of such Indebtedness by the delivery by such Person of Capital Stock of such Person to the holder of such Indebtedness;

  "Total Funded Debt" of any Person on any date means the aggregate Indebtedness of such Person on such date determined on a consolidated basis (without duplication) which matures by its terms on, or is renewable at the option of the obligor to, a date more than 12 months after the date of the original creation, assumption or guarantee thereof, provided that for the purpose of this Indenture, the Total Funded Debt of the Corporation shall (i) exclude the Total Funded Debt of MEC and its Subsidiaries, except to the extent of any Indebtedness of MEC and its Subsidiaries assumed or guaranteed by the Corporation or any Designated Subsidiaries; (ii) exclude Indebtedness incurred in respect of joint venture interests of the Corporation or any Designated Subsidiaries, provided that the recourse of any lender (including any agent, trustee receiver or other person acting on behalf of such lender) in respect of such Indebtedness is limited in all circumstances to the assets of the joint venture; and (iii) exclude any Indebtedness, the principal payment of which may be satisfied in full at the option of the Person obligated in respect of such Indebtedness by the delivery by such Person of Capital Stock of such Person to the holder of such Indebtedness;

  "Trustee" means BNY Trust Company of Canada or its successor or successors for the time being as trustee hereunder;

  "U.S. Dollar" and "US$" means a dollar or other equivalent in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts;

  "Voting Interests" or "Voting Shares" means shares of Capital Stock issued by a corporation (or other equivalent ownership interests in any other Person), the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency; and

  "Written Order" or "Written Request" means a written order or request of the Corporation signed in the name of the Corporation by any two Authorized Officers and may consist of one or more instruments so executed.

1.2   Number and Gender

        Words importing the singular number only include the plural and vice versa and words importing the masculine gender include the feminine gender and vice versa and words importing individuals include firms and corporations and vice versa.

1.3   Meaning of "Outstanding"

        Every Debenture certified and delivered by the Trustee hereunder will be deemed to be outstanding except:

  (a)
  Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

  (b)
  Debentures, or portions thereof, for whose payment or redemption, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent Bank in trust securing payments to holders of such Debentures; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

  (c)
  Debentures with respect to which the Corporation has effected a defeasance as provided in Article 4; and

  (d)
  Debentures which have been paid or exchanged for, or in lieu of which, other Debentures have been certified and delivered pursuant to this Indenture;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Corporation or any Affiliate of the Corporation shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to such Debentures and that the pledgee is not the Corporation or any Affiliate of the Corporation.

1.4   Headings, etc.

        The division of this Indenture into Articles and Sections, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Indenture.

1.5   Applicable Law

        This Indenture and the Debentures will be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

1.6   Deemed Notice

        The holders of Debentures shall be deemed to have notice of, and shall be bound by, the provisions of this Indenture.

1.7   Language Clause

        Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en découleront soient rédigés en langue anglaise. The parties hereto have required that this Indenture and all documents and notices related thereto and/or resulting therefrom be drawn up in English.

1.8   Statutory References

        References in this Indenture to any statute will be deemed to be a reference to that statute including any regulations made under that statute, as amended, re-enacted or replaced from time to time.

1.9   Business Day

        Whenever any payment is due or required to be made or any other action is required to be taken under this Indenture or the Debentures on or as of a day that is not a Business Day, that payment must be made and the other action must be taken on or as of the next day that is a Business Day unless otherwise specifically provided.

1.10 Dollar Amounts

        Unless otherwise specified in the relevant Section all references to dollar amounts in this Indenture will be deemed to be references to the lawful money of Canada.

1.11 Accounting Terms

        All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Canadian generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Canada at the date of such computation;

1.12 Severability

        The invalidity or unenforceability of any particular provision of this Indenture or the Debentures shall not affect or limit the validity or enforceability of the remaining provisions of this Indenture.

ARTICLE 2

THE DEBENTURES

2.1   Terms of the Debentures.

        (a)   The aggregate principal amount of Debentures that may be issued hereunder is unlimited. The Debentures may be issued in one or more Series and Debentures of each Series shall rank pari passu without preference among themselves and, unless otherwise provided in any Supplemental Indenture, pari passu with all other Series of Debentures. All Debentures other than the Series 1 Debentures shall be issued pursuant to a Supplemental Indenture authorizing such Series.

        (b)   The provisions of this Indenture will be binding on the Corporation, the holders of Debentures and all persons claiming through or under them.

2.2   Forms and Signature of the Debentures

        (a)   The Definitive Debentures of each Series will be issued as fully registered Debentures in denominations of integral multiples of $1,000 and be in substantially in the form referred to in Section 2.2(d).

        (b)   Pending the preparation and delivery to the Trustee of Definitive Debentures, the Corporation may execute in lieu thereof (but subject to the same provisions, conditions and limitations as set forth in this Indenture) and the Trustee may certify printed, mimeographed or typewritten Interim Debentures in such form and in such denominations and with such appropriate insertions, omissions, substitutions and variations as the Trustee and any two officers of the Corporation may approve (such approval to be conclusively evidenced by the certification of such Interim Debentures by or on behalf of the Trustee and the signature thereon by the Corporation in the manner provided in Section 2.2(e)) entitling the holders thereof to Definitive Debentures in any authorized denominations when the same are prepared and ready for delivery. Forthwith after the Corporation shall have signed and delivered Definitive Debentures to the Trustee, the Trustee shall at the Corporation's expense call in for exchange all Interim Debentures that shall have been issued. Such Interim Debentures shall forthwith be cancelled by the Trustee following their exchange for Definitive Debentures.

        (c)   Any Interim Debentures, when duly issued, shall, until exchanged for Definitive Debentures, entitle the holders thereof to rank for all purposes as holders of Debentures and otherwise in respect of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Any interest paid upon Interim Debentures shall be noted thereon by the Trustee or other Person paying the same at the time of payment unless paid by cheque to the holder thereof.

        (d)   The Definitive Debentures, the registration panel, the Trustee's certificate and the form of noting payments on account of principal thereon shall be in substantially the form set out in Schedule I to this Indenture with such appropriate insertions, deletions, substitutions and variations as may be required or permitted by the terms of this Indenture. The Definitive Debentures shall be in English, shall be serially numbered and shall bear such distinguishing letters or numbers as the Trustee may approve. The Definitive Debentures may be engraved, printed, lithographed or typed or may be partly in one form and partly in the other, as the Corporation may determine.

        (e)   The Debentures will be under the seal of the Corporation or a reproduction thereof (which will be deemed to be the seal of the Corporation), and must be signed (either manually or by facsimile signature) by two Authorized Officers. A facsimile signature upon any of the Debentures will for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced and notwithstanding that any such person whose signature, either manual or in facsimile, may appear on the Debentures is not at the date of this Indenture or at the date of the Debentures or at the date of the certifying and delivery thereof, an Authorized Officer, as the case may be, such Debentures will be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

        (f)    The Debentures may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).

2.3   Provisions Relating to Series 1 Debentures

2.3.1 Designation, Terms and Form of Series 1 Debentures

        The Series 1 Debentures shall:

  (a)
  be issuable initially only as one or more Global Debentures in denominations of $1,000 and integral multiples thereof;

  (b)
  be denominated and payable in Canadian Dollars and consist of and be limited to an aggregate principal amount of up to $ 650,000,000;

  (c)
  be known and designated as the "6.05% Senior Unsecured Debentures Series 1 due December 22, 2016" of the Corporation;

  (d)
  have a Stated Maturity Date of December     •    , 2016;

  (e)
  bear interest, payable in Canadian Dollars at the rate of 6.05% of the principal amount thereof per annum, accruing from December 22, 2004 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue instalment of interest at the interest rate stated above, payable in equal semi-annual instalments in arrears on June 22 and December 22 of each year commencing on June 22 2005, to the person in whose name such Debenture is registered at the close of business on the preceding June 7 or December 7, respectively. The payment due on June 22, 2005 shall be $30.25 per $1,000 principal amount of Series 1 Debenture, reflecting interest for the period from and including December 22, 2004 to but excluding June 22, 2005;

  (f)
  be redeemable, at the option of the Corporation, at any time, in whole or in part, on not less than 30 and not more than 60 days prior notice, at a price equal to the higher of the Canada Yield Price and 100% of the principal amount thereof, together with accrued and unpaid interest and otherwise in accordance with the provisions of Article 3;

  (g)
  be substantially in the form set out in Schedule I to this Indenture with such appropriate insertions, deletions, substitutions and variations as may be required or permitted by the terms of this Indenture or as may be required to comply with any law or the rules of any securities exchange as may be determined by the Corporation, as evidenced by the execution of the Series 1 Debentures by any two Authorized Officers; and

  (h)
  bear such distinguishing letters and numbers as the Trustee may approve.

2.3.2 Additional Debt Test

        The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the holders of Series 1 Debentures that, so long as any Series 1 Debentures shall be outstanding and notwithstanding Section 6.8 of this Indenture, the Corporation will not, and will not permit any Designated Subsidiary to, create, assume, incur or guarantee any additional Indebtedness unless, after giving effect to the incurrence of the additional Indebtedness, the aggregate principal amount of the Total Funded Debt of the Corporation and all of its Designated Subsidiaries considered on a consolidated basis does not exceed 40% of Total Capitalization.

2.3.3 Negative Pledge Variation

        The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the holders of Series 1 Debentures that, so long as any Series 1 Debentures are outstanding, the Corporation agrees to comply with Section 6.7 of the Indenture subject to the variation that the reference to "25%" in clause (q) of the definition of "Permitted Encumbrances" shall be changed to "15%".

2.3.4 Paying Agent Bank

        BNY Trust Company of Canada is hereby appointed the Paying Agent Bank in respect of the Series 1 Debentures.

2.3.5 Exclusive Benefit of Holders of Series 1 Debentures

        The provisions of this Section 2.3 are for the exclusive benefit of the holders of the Series 1 Debentures and, in accordance with Section 10.17 of this Indenture, any modification, change or waiver of such provisions may be effected solely by, and notice of any meeting of the holders of Debentures to approve any such modification, change, addition, omission or waiver need only be given to, the holders of Series 1 Debentures.

2.4   Creation and Issuance of Additional Series of Debentures

        The Corporation may, from time to time, create and authorize by Supplemental Indenture, Debentures of one or more Series in addition to the Series 1 Debentures. Any such additional Series of Debentures may be executed from time to time by the Corporation in accordance with Section 2.2 and delivered to the Trustee for certification and, upon compliance by the Corporation with the requirements, if any, set forth in the applicable Supplemental Indenture and with the requirements of Section 2.5, the Trustee shall thereupon certify and deliver such Debentures to or upon the Written Order of the Corporation in accordance with Section 2.5.

2.5   Conditions Precedent to Delivery of Any Additional Series

        All additional Series of Debentures shall be executed by or on behalf of the Corporation, certified by or on behalf of the Trustee and delivered by the Trustee to the Corporation or upon its Written Order, upon delivery to the Trustee of:

  (a)
  a copy, certified by an Authorized Officer, of a resolution of the Board of Directors authorizing the issuance of such Debentures;

  (b)
  an opinion of Counsel to the effect that:

  (i)
  the Corporation had the right and power to enter into this Indenture and the Supplemental Indenture authorizing such Series;

  (ii)
  this Indenture and such Supplemental Indenture have been duly and lawfully entered into by the Corporation, are in full force and effect and are valid and binding upon the Corporation and enforceable in accordance with their terms (subject only to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and limitations arising from equitable principles and other usual and customary exceptions acceptable to the Trustee);

  (iii)
  upon the execution, certification and delivery thereof, the Debentures of such Series shall have been duly and validly authorized and issued in accordance with the constating documents of the Corporation, this Indenture and such Supplemental Indenture and shall constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms (subject only to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and limitations arising from equitable principles and other usual and customary exceptions acceptable to the Trustee); and

  (c)
  a Written Order of the Corporation as to the delivery of such Series:

  (i)
  stating the names and addresses of the holders or Depository of the Debentures;

  (ii)
  stating the aggregate principal amount to be issued and the date and place of delivery of such Series; and

  (iii)
  certifying that no Event of Default has occurred and is continuing under this Indenture and that the issuance of such Series will not result in an Event of Default under this Indenture;

  (d)
  a duly executed copy of the Supplemental Indenture authorizing such Series which shall specify:

  (i)
  the authorized principal amount, currency of payment and Series designation of such Debentures and, if applicable, the number of Classes within such Series;

  (ii)
  the date or dates, and the maturity date or dates, of the Debentures of such Series, or the manner of determining such dates, it being expressly acknowledged that Debentures which are payable on demand may be issued;

    (iii)
    the interest rate (whether fixed or variable) or rates to be borne by the Debentures of such Series or the manner of determining such rate or rates, and the payment dates for interest on Debentures of such Series;

    (iv)
    if applicable, the manner of dating, numbering and lettering the Debentures of such Series;

    (v)
    the Paying Agent Bank or Paying Agent Banks and the place or places of payment of the principal and redemption price, if any, of and interest on, the Debentures of such Series or the manner of appointing and designating the same;

    (vi)
    if applicable, the terms of any sinking fund established for the Debentures of such Series;

    (vii)
    if applicable, the redemption or repurchase prices and the redemption or repurchase terms for the Debentures of such Series, or the manner of determining such price and terms and the manner of selecting the Debentures to be redeemed or repurchased;

    (viii)
    if applicable and so determined by the Corporation, provisions for the sale of the Debentures of such Series;

    (ix)
    the forms of the Debentures of such Series and of the Trustee's certificate;

    (x)
    if applicable, the priority of payments and other entitlements, including covenants, events of default and other matters differentiating the Classes within a Series of Debentures to be issued under the Supplemental Indenture;

    (xi)
    if applicable, any special voting requirements applicable to the Debentures of such Series;

    (xii)
    any deletions from, modifications of or additions to the Events of Default or covenants of the Corporation with respect to Debentures of the Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; and

    (xiii)
    any other provisions deemed advisable by the Corporation which do not conflict with the provisions hereof;

  (e)
  if such Debentures create additional Indebtedness, an Officers' Certificate certifying that, after giving effect to the issuance of such Series and the application of proceeds therefrom, the Corporation will be in compliance with Section 6.8;

  (f)
  confirmation from the Trustee that it has not received a notice of the occurrence of an Event of Default; and

  (g)
  such further documents and monies as are required by the provisions of Article 13 or any Supplemental Indenture.

2.6   Global Debentures

        (a)   If the Corporation shall advise the Trustee that Debentures denominated in Canadian Dollars or U.S. Dollars are to be issued as one or more Global Debentures, then the Corporation shall execute and the Trustee shall, in accordance with Section 2.7, certify and deliver to a Depository specified by the Corporation or pursuant to such Depository's instruction one or more Global Debentures. Each Global Debenture shall bear a legend substantially to the following effect: "Except as otherwise provided in Section 2.6 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository."

        (b)   Notwithstanding any other provision of this Article 2, except for exchanges of Global Debentures as provided in Section 2.6(c), a Global Debenture may be transferred, in whole but not in part and in the manner provided in this Article 2, only to another nominee of a Depository, or to a successor Depository selected or approved by the Corporation or to a nominee of such successor Depository.

        (c)   If at any time a Depository notifies the Corporation that it is unwilling or unable to continue as Depository or if at any time such Depository shall cease to be a clearing agency (registered, if required under the securities legislation governing such Global Debenture) or otherwise cease to be eligible to be a depository and, in any such case, a successor Depository is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, or if the Corporation at any time in its sole discretion determines not to have any Debentures in registered form represented by the Global Debenture, this Section 2.6 shall no longer be applicable to the Debentures and the Corporation will execute, and the Trustee will certify and deliver, Definitive Debentures, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture.

        (d)   Upon any exchange of a part of an Interim or Definitive Global Debenture for Definitive Debentures, the Interim or Definitive Global Debenture, as the case may be, shall be endorsed by the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of Definitive Debentures so exchanged and endorsed.

        (e)   None of the Corporation, the Trustee or any Paying Agent Bank will have any responsibility or liability for any aspect of the records of a Depository relating to, or payments made by a Depository on account of, beneficial interests in any Global Debentures or for maintaining, supervising or reviewing any records of a Depository relating to such beneficial interests.

2.7   Certification

        (a)   No Debenture will be issued or, if issued, will be obligatory or will entitle the holder to the benefits of this Indenture until it has been certified by or on behalf of the Trustee substantially in the form provided for in Schedule I. Certification by the Trustee on any Debenture will be conclusive evidence that such Debenture is duly issued and is a valid obligation of the Corporation.

        (b)   The certificate of the Trustee signed on the Debentures will not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or of their issuance and the Trustee will in no respect be liable or answerable for the use made of such Debentures or any of them or the proceeds thereof. The certificate of the Trustee manually signed on the Debentures will, however, be a representation and warranty by the Trustee that the Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

2.8   Registration of Debentures

        (a)   The Corporation hereby appoints the Trustee as registrar and transfer agent of the Debentures and the Trustee accepts that appointment. The Corporation may hereafter, with the consent of the Trustee, appoint one or more other or additional registrars of the Debentures. The Corporation will cause to be kept by and at the principal office of the Trustee in Toronto, or at such other place or places (if any) as the Corporation may designate with the approval of the Trustee by the Trustee or such other registrars as the Corporation may appoint or at such other place or places (if any) as may be specified in any Supplemental Indenture, registers (the registers maintained for such purposes in such office and at such place or places being herein sometimes collectively referred to as the "Register") in which will be entered the names and latest known addresses of the holders of Debentures and the particulars of the Debentures held by them and notations as to whether such Debentures have been redeemed or otherwise paid or cancelled and in the case of mutilated, destroyed, stolen or lost Debentures, whether such Debentures have been replaced. In the case of the replacement of any of the Debentures, the Trustee will note in the Register the Debenture so replaced and the Debenture issued in replacement thereof. In the case of the cancellation of any of the Debentures, the Trustee will note in the Register the Debenture so cancelled and the date on which such Debenture was cancelled. Such registration will be noted on the Debentures by the Trustee or other registrar. The holder of a Debenture may, at any time and from time to time, have such Debenture transferred at the Trustee's principal office in Toronto or at any other registrar's principal office but no transfer of a Debenture will be valid or effective as against the Corporation unless made on the Register by the registered holder or holder's executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with such requirements as the Trustee and/or other registrar may prescribe, and unless such transfer has been duly noted on such Debenture by the Trustee or other registrar.

        (b)   The Register will be open at all reasonable times for inspection by the Corporation, by the Trustee and by any holder of Debentures.

        (c)   The Trustee and/or any registrar for any of the Debentures and/or the Corporation will not be charged with notice of or be bound to see the execution of any trust, whether express, implied or constructive, in respect of any Debenture and may transfer any Debenture on the direction of the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

        (d)   The Trustee, upon request by the Corporation, will furnish the Corporation with a list of the names and addresses of the holders of Debentures showing the principal amounts and serial numbers of such Debentures held by each holder.

2.9   Payment of Debentures

        (a)   The Person in whose name any Debentures are registered will be deemed the owner thereof for all purposes of this Indenture, except as otherwise required by law, and payment of or on account of the principal of or interest on such Debentures will be made only to or upon the order in writing of the holder thereof and such payment will be a good and sufficient discharge to the Trustee and any registrar and to the Corporation and any Paying Agent Bank for the amounts so paid.

        (b)   Principal and interest, if any, on any Series shall become due on the date specified for the payment thereof in this Indenture. Principal and interest with respect to any Series shall be payable in the currency specified in this Indenture. Subject to the provisions of the Supplemental Indenture authorizing a Series and except as provided in Section 2.9, as the interest on Debentures becomes due (except interest payable at maturity or on redemption which will be paid upon presentation and surrender of the Debentures for payment), the Corporation, at least three Business Days prior to each interest payment date, will forward or cause to be forwarded by prepaid post (or if mail service is interrupted, by any other means the Corporation and the Trustee deem appropriate), to the holder for the time being, at its address appearing on the appropriate register, or in the case of joint holders, to the holder whose name appears first on such register, a cheque for such interest (less any tax required by law to be deducted or withheld) payable to the order of such holder or holders and negotiable at par at each of the places at which interest upon the Debentures is payable, at the option of the holder. The forwarding of such cheque will satisfy and discharge the liability for the interest on the Debentures to the extent of the sums represented thereby (plus the amount of any tax deducted or withheld as aforesaid) unless such cheque is not paid on presentation; provided that in the event of the non-receipt of such cheque by the holder, or the loss or destruction thereof, the Corporation on being furnished with reasonable evidence of such non-receipt, loss or destruction and with indemnity reasonably satisfactory to it, will issue to such holder a replacement cheque for the amount of such cheque.

  (i)
  If directed by the holder of Debentures having an aggregate principal amount of $1 million or more, the Corporation, on each interest payment date, will wire transfer or cause to be wire transferred in immediately available funds the interest payable on that date (less any tax required by law to be deducted or withheld) to an account maintained by the holder with any bank in Toronto. Any such direction must be in writing and must be received by the Corporation and the Trustee at least 15 Business Days before the relevant interest payment date and must contain sufficient particulars to enable the Corporation to complete such wire transfer.

  (ii)
  In the case of one or more Global Debentures held by a Depository or its nominee, the Corporation, on each interest payment date, will wire transfer in immediately available funds the interest payable on that date (less any tax required by law to be deducted or withheld) to the account of such Depository or nominee in accordance with such Depository's normal procedures or otherwise as directed by such Depository.

        (c)   Any payment of principal, whether at maturity or on redemption, or otherwise, or interest due at maturity or on redemption or otherwise, in respect of Debentures, will be made against presentation and surrender of the Debentures at the principal office of the Trustee in Toronto or at the principal office of the Paying Agent Bank for such Debentures.

        (d)   Subject to the other terms of this Indenture, the Debentures will be repaid on the Stated Maturity Date at a price equal to the principal amount thereof, together with interest accrued and unpaid thereon to but excluding the Stated Maturity Date.

        (e)   Where Debentures are registered in more than one name the principal and interest from time to time payable in respect thereof may be made to the order of all such holders, failing written instructions from them to the contrary, and such payment will be a valid discharge to the Trustee, any registrar, any Paying Agent Bank and to the Corporation.

2.10 Replacement of Debentures

        (a)   In case any Debenture becomes mutilated or defaced or is lost, stolen or destroyed, the Corporation, subject to Section 2.10(b) and to applicable laws and the requirements of any stock exchange on which the Debentures are listed for the time being, will issue, and thereupon the Trustee will certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture will be in a form approved by the Trustee and will be entitled to the benefits of this Indenture equally with all other Debentures without preference or priority one over another.

        (b)   The applicant for a new Debenture shall bear the cost of issue thereof and in case of loss, theft or destruction, must furnish to the Corporation and to the Trustee such evidence of such loss, theft or destruction as will be satisfactory to them in their discretion and must also furnish an indemnity satisfactory to them in their discretion and pay all expenses incidental to the issuance of such substituted Debenture.

2.11 Exchanges of Debentures

        (a)   Debentures of each Series of any denomination may be exchanged for Debentures of such Series in similar form of equal aggregate principal amount of any other authorized denomination or denominations. All Debentures presented for exchange must be surrendered to the Trustee or any other registrar and cancelled by it. Exchanges of Debentures will be made only at the principal offices of the Trustee in Toronto on compliance with the reasonable requirements of the Trustee.

        (b)   Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date will be deemed to have been selected or called for redemption in the same manner and will have noted thereon a statement to that effect.

        (c)   Subject to Section 2.11(d), in every case of exchange of Debentures of any denomination for Debentures of any other authorized denomination and for any transfer of Debentures, the Trustee or other registrar may make a sufficient charge to reimburse it for any stamp tax or other governmental charge required to be paid and, in addition, a reasonable charge for its services for each Debenture exchanged or transferred and a reasonable charge for every Debenture issued upon such exchange or transfer, and payment of these charges will be made by the party requesting such exchange or transfer as a condition precedent thereto.

        (d)   None of the Trustee, the Corporation or any other registrar will charge any holder (except for the cost of insuring any Debenture which is sent by mail or courier) for any exchange, registration or transfer of Debentures applied for within a period of 21 days from the date of original issue thereof or for any exchange of Debentures after such period pursuant to Section 3.3.

        (e)   Neither the Corporation, the Trustee nor any registrar will be required (i) to make any exchanges of Debentures on any interest payment date and for a period of 15 Business Days preceding any interest payment date or (ii) to transfer or exchange any Debentures on the day of any selection by the Trustee of any Debentures to be redeemed or during the 15 Business Days preceding any such date.

2.12 Persons Entitled to Payment

        Except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction: (a) the Person shown as the holder of a Debenture on the Debenture Register will be entitled to the principal and interest evidenced by that Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof; and (b) a transferee of a Debenture will, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by any conditions contained in such Debenture or by applicable law or stock exchange rule, be entitled to be entered on the Register or on any one of the appropriate registers as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and its transferor or any previous holder thereof, and all Persons may act accordingly.

2.13 Paying Agent Bank

        The Corporation, at its option, may from time to time appoint one or more Paying Agent Banks and terminate the appointment of any Paying Agent Bank in respect of any Series of Debentures.

2.14 Computation of Interest

        Interest on the Debentures shall be computed on the basis of a 365-day year. Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

ARTICLE 3
REDEMPTION AND PURCHASE FOR CANCELLATION OF DEBENTURES

3.1   Redemption of Debentures

        Debentures of any Series may be subject to redemption prior to their Stated Maturity Date at such times, to the extent and in the manner provided herein including in any Supplemental Indenture authorizing the issuance thereof. Debentures of any Series which are redeemable before their Stated Maturity Date shall be redeemable in accordance with their terms and in accordance with Sections 3.2 to 3.7.

3.2   Election to Redeem

        The right of the Corporation to elect to redeem any Debentures of any Series shall be set forth, in the case of the Series 1 Debentures, herein and, in the case of any other Series, if any, in the Supplemental Indenture authorizing such Series. In the case of any redemption of Debentures (a) prior to the expiration of any applicable restriction on such redemption provided in the terms of such Debentures in this Indenture, or (b) pursuant to an election of the Corporation that is subject to a condition specified in the terms of such Debentures, the Corporation shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction or condition.

3.3   Partial Redemption of Debentures

        (a)   Unless otherwise specified herein or in the applicable Supplemental Indenture, if less than all the Outstanding Debentures of any Series are to be redeemed, the Corporation will in each such case, at least 15 Business Days before the date on which the notice of redemption is required to be given, notify the Trustee in writing of its intention to redeem Debentures of such Series and of the aggregate principal amount of such Debentures so to be redeemed. The Debentures so to be redeemed will be selected on a pro rata basis or in any other manner as the Trustee, acting reasonably, may consider equitable. The Trustee may make regulations for this purpose and any regulations so made will be binding on all holders of Debentures.

        (b)   Debentures of denominations in excess of $1,000 may be selected and called for redemption in part only (such part being an integral multiple of $1,000) and, unless the context otherwise requires, references to Debentures in this Article will be deemed to include any such part of the principal amount of Debentures which have been so selected and called for redemption. The holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment, will be entitled to receive, as contemplated by Section 2.11, without expense to such holder, one or more new Debentures for the unredeemed part of the Debenture so surrendered, and the Trustee will certify and deliver such new Debenture or Debentures upon receipt of the Debentures so surrendered.

3.4   Notice of Redemption

        Notice of redemption of any Debentures prior to the Stated Maturity Date will be given by or on behalf of the Corporation to the holders of Debentures of the Series which are to be redeemed, not less than 30 days and not more than 60 days prior to the date fixed for redemption, in the manner provided in Article 11 (such notice, the "Redemption Notice"). Unless all the Debentures of such Series then Outstanding are to be redeemed, every Redemption Notice will state the designated numbers of the Debentures so called for redemption and, in case a Debenture is to be redeemed in part only, that part of the principal amount thereof so to be redeemed. Any Redemption Notice will specify the provision of this Indenture pursuant to which such redemption is being effected, the redemption date, the redemption price and place of payment and will state that all interest thereon will cease from and after such redemption date.

3.5   Debentures Due on Redemption Dates

        (a)   All Debentures so called for redemption will thereupon be and become due and payable at the redemption price (which, unless otherwise specified herein or in the applicable Supplemental Indenture, shall be the principal amount thereof, plus accrued and unpaid interest), on the redemption date specified in the Redemption Notice, in the same manner and with the same effect as if such date were the Stated Maturity Date and from and after such redemption date, if the money necessary to redeem such Debentures has been deposited as hereinafter provided and affidavits or other proof satisfactory to the Trustee as to the giving of such notices have been lodged with it, such Debentures will not be considered as Outstanding hereunder and interest upon such Debentures will cease to accrue.

        (b)   In case any question arises as to whether any notice has been given as above provided and any such deposit made, such question will be decided by the Trustee whose decision will be final and binding upon all parties in interest.

3.6   Deposit of Redemption Monies

        Upon Debentures having been called for redemption as previously provided, and subject to the provisions of Article 5, the Corporation will deposit with the Trustee or with any applicable Paying Agent Bank to the order of the Trustee, on or before the redemption date fixed in the Redemption Notice, such amounts as will be sufficient to pay the redemption price of the Debentures so to be redeemed (the "Redemption Amount"). From the amounts so deposited the Trustee will pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal and accrued and unpaid interest to which holders are entitled on redemption.

3.7   Failure to Surrender Debentures Called for Redemption

        If the holder of any Debenture called for redemption fails to surrender such holder's Debentures within 30 days from the date fixed for redemption or does not within such time accept payment of the redemption money payable in respect thereof or give a receipt therefor, if any, as the Trustee may require, such redemption money may be set aside in trust for such holder (at such rate of interest on such redemption money as the depository with respect to such trust may allow, which interest shall be for the Corporation's account), either with the Trustee or any applicable Paying Agent Bank, and such setting aside will for all purposes be deemed to be a payment to the holder of the redemption money and to that extent the holder will have no right except to receive payment out of the redemption money so deposited, upon surrender and delivery of the Debenture or Debentures, of the redemption price (without interest since the date specified for redemption) of such Debenture or Debentures subject always to the provisions of Section 8.3.

3.8   Purchase of Debentures

        At any time when the Corporation is not in default hereunder, it may purchase all or any of the Debentures for cancellation in the market (which will include purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private agreement.

3.9   Surrender of Debentures for Cancellation

        The Corporation will deliver to the Trustee for cancellation by it all Debentures redeemed or purchased by the Corporation under this Article and, subject to Section 3.3, no Debentures will be issued in substitution therefor, nor may such Debentures be reissued or resold.

ARTICLE 4
DEFEASANCE

4.1   Corporation's Option to Effect Defeasance

        The provisions of this Article 4 shall apply to the Debentures except as may be provided otherwise by a Supplemental Indenture in respect of a particular Series, and the Corporation may, at its option, effect defeasance of a Series under Section 4.2, in accordance with the terms of such Debentures and in accordance with this Article 4.

4.2   Defeasance and Discharge

        Upon the Corporation's exercise of the option in Section 4.1 with respect to a Series, the Corporation shall be deemed to have been discharged from its obligations with respect to all Outstanding Debentures of such Series on the date the conditions set forth in Section 4.3 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by such Series of Outstanding Debentures, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.4 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all its other obligations under such Series and this Indenture insofar as such Debentures are concerned (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of such Series to receive, solely from the trust fund described in Section 4.3 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Series when such payments are due, (B) the Corporation's obligations with respect to such Series under Sections 2.2(b), 2.6(c), 2.8, 2.10 and 8.3 and with respect to the Trustee under Section 6.3, in each case to the extent applicable to the Series, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article 4.

4.3   Conditions to Defeasance

        The following shall be the conditions to application of Section 4.2 to any Outstanding Debentures of a Series:

  (a)
  the Corporation shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments for, and dedicated solely to, the benefit of the holders of such Debentures, (A) an amount (in such currency in which such Debentures and any related interest payments are then specified as payable), or (B) Government Obligations (denominated in the currency in which such Debentures are payable) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one Business Day before the due date of any payment of principal and interest, if any, under such Debentures, an amount, or (C) a combination thereof, sufficient in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) all the principal of and interest on, such Outstanding Debentures on the Stated Maturity Date or date of redemption, if applicable, of such principal or interest or instalment of interest, if any, for each interest payment date and (ii) all amounts due to the Trustee under Section 6.3; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Debentures. Before such a deposit, the Corporation may give to the Trustee, in accordance with Section 3.4, a notice of its election to redeem all or any portion of such Outstanding Debentures at a future date in accordance with the terms of such Debentures and the applicable Supplemental Indenture, if any, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

  (b)
  no Event of Default with respect to such Series of Debentures shall have occurred and be continuing on the date of such deposit or, insofar as Sections (c) and (d) of Section 7.1 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

  (c)
  such defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Corporation is a party or by which it is bound;

  (d)
  the Corporation has delivered to the Trustee an opinion of Counsel to the effect that the holders shall not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such defeasance and shall be subject to Canadian federal, provincial or territorial income tax and other tax on the same amount and in the same manner and at the same times as would have been the case had such defeasance not occurred, or an advance ruling from the Canada Revenue Agency to the same effect in respect of federal income tax and confirmation from such Counsel that the relevant provincial and territorial income tax provisions are consistent with the federal provisions; and

  (e)
  the Corporation shall have delivered to the Trustee an Officers' Certificate and an opinion of Counsel, each stating that all conditions precedent provided for herein relating to the defeasance under this Section 4.3 have been complied with.

4.4   Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

        Subject to the provisions of Section 8.3, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.3 in respect of such Outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent Bank as the Trustee may determine, to the holders of such Debentures of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.3 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of such Outstanding Debentures.

        Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Corporation from time to time upon Corporation Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 4.3 which, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance in accordance with this Article.

4.5   Reinstatement

        If the Trustee or any Paying Agent Bank is unable to apply any money in accordance with Section 4.4 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Corporation's obligations under this Indenture and such Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.3 until such time as the Trustee or Paying Agent Bank is permitted to apply all such money in accordance with Section 4.4; provided, however, that if the Corporation makes any payment of principal of or interest on such Debentures following the reinstatement of its obligations, the Trustee or Paying Agent Bank shall reimburse the Corporation for the amount of such payment and the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent Bank.

ARTICLE 5
SHARE PAYMENT ELECTION

5.1   Share Payment Election

        (a)   So long as No Event of Default has occurred and is continuing, the Corporation may, in its sole discretion, make a Share Payment Election with respect to its obligation to pay the aggregate principal amount to holders of any Series of Debentures on (i) the Stated Maturity Date or (ii) the redemption date specified in a Redemption Notice given in respect of such Series pursuant to Article 3. In connection with the Share Payment Election, the Trustee shall have the power to: (a) accept bids with respect to Class A Shares on behalf of the Corporation as the Corporation shall direct in its absolute discretion; (b) accept delivery of the Class A Shares from the Corporation required to consummate sales contemplated by bids so accepted (and consummate such sales as the Corporation shall direct in its sole discretion), plus cash in an amount equal to the value of any fractional Class A Share; (c) at the direction of the Corporation and subject to Section 5.1(e), invest the proceeds of such sales (together with any cash received from the Corporation in respect of any fractional Class A Share) in Government Obligations specified by the Corporation which mature prior to the applicable Stated Maturity Date or redemption date, as the case may be, and use the proceeds from the Government Obligations to pay such principal amount or Redemption Amount on the Stated Maturity Date or redemption date, as the case may be; and (d) perform any other action incidental thereto.

        (b)   The Corporation may make a Share Payment Election by delivering a Share Election Notice to the Trustee no later than the earlier of (i) the date required by applicable law or the rules of any stock exchange on which the Debentures are then listed; and either (ii) 15 days prior to the Stated Maturity Date to which the Share Payment Election relates or (iii) contemporaneously with the delivery of the Redemption Notice pursuant to Section 3.4 in the case of a Share Election Notice delivered in connection with a redemption of Debentures. The Trustee shall, in accordance with the Share Election Notice, deliver Share Bid Requests to investment banks, brokers, dealers or others selected by the Corporation in the Share Election Notice. The Share Election Notice shall provide for, and all such bids shall be subject to, the right of the Corporation, by delivering written notice to the Trustee at any time prior to the consummation of the delivery and sale of the Class A Shares on the Share Delivery Date, to withdraw the Share Payment Election (which shall have the effect of withdrawing the Share Bid Request), whereupon the Corporation shall be obligated to pay in cash all amounts payable on such Stated Maturity Date or redemption date as the case may be. Any sale of Class A Shares pursuant to this Section 5.1 may be made to one or more persons whose bids are solicited, but all such sales with respect to a particular Share Payment Election shall take place concurrently on the Share Delivery Date.

        (c)   The Trustee shall inform the Corporation promptly following receipt of any bid or bids for Class A Shares. The Trustee shall accept such bid or bids as the Corporation, in its absolute discretion, shall direct, provided that, the aggregate proceeds of all such sales on the Share Delivery Date must at least equal the Share Election Amount. In connection with any bids so accepted, the Corporation, the Trustee and the applicable bidders shall, not later than the Share Delivery Date, enter into a Share Purchase Agreement and shall comply with all applicable laws, including the securities laws each of the Provinces and territories of Canada and of the United States (and any state thereof), the rules and regulations of any stock exchange on which the Class A Shares are then listed and the laws, rules and regulations of any jurisdiction in which the Class A Shares may be offered for sale. The Corporation shall pay all reasonable fees and expenses of the Trustee in connection with the Share Purchase Agreements. The holders of Debentures shall not be required to pay any fees or expenses in connection with the Share Purchase Agreements.

        (d)   Provided that (a) all conditions specified in each Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Class A Shares to be sold thereunder against payment of the Share Election Amount, and (b) the purchasers under the Share Purchase Agreements shall be ready, willing and able to perform thereunder, in each case on the Share Delivery Date, the Corporation shall deliver to the Trustee the Class A Shares to be sold on such date, cash in an amount equal to the value of any fractional Class A Share and an Officers' Certificate and an opinion of Counsel to the effect that all conditions precedent to such sales, including those set forth in this Indenture and in each Share Purchase Agreement, have been satisfied. Upon such deliveries, the Trustee shall consummate such sales on such Share Delivery Date by the delivery of the Class A Shares to such purchasers against payment to the Trustee in immediately available funds of the purchase price therefor in an aggregate amount equal to the Share Election Amount, whereupon the sole right of a holder of Debentures to receive the principal amount thereof (including the principal amount forming part of the Redemption Amount) shall be to receive cash from the Trustee out of the proceeds of such sale of Class A Shares, plus any amount received by the Trustee from the Corporation in respect of any fractional Class A Share, in full satisfaction of the Corporation's obligation to pay such principal amount and the holder shall have no further recourse to the Corporation in respect of such entitlement.

        (e)   On the Share Delivery Date, the Trustee shall use the sale proceeds of the Class A Shares (together with any cash received from the Corporation in respect of any fractional Class A Share) to purchase, to the extent the Trustee is able to do so, Government Obligations specified by the Corporation, which mature prior to the applicable Stated Maturity Date or redemption date, as the case may be, and which the Trustee is required to hold until maturity, provided, however, that to the extent the Trustee is unable for any reason whatsoever to use such sale proceeds to purchase Government Obligations on such Share Delivery Date, the Trustee shall deposit such proceeds in the Property Account. The Trustee shall hold such Government Obligations under its exclusive control and shall hold such investments (but not income earned thereon) in an irrevocable trust for the benefit of the holders. One Business Day prior to the applicable Stated Maturity Date or redemption date, as the case may be, the Trustee shall deposit proceeds of the Government Obligations in the Property Account to bring the balance of the Property Account to the aggregate of the Share Election Amount and the value of any fractional Class A Share. On such Stated Maturity Date or redemption date, as the case may be, the Trustee shall apply the funds held in the Property Account to payment of the principal amount to the holders of record on the applicable record date and shall remit amounts, if any, in respect of income earned on the Government Obligations or otherwise in excess of the aggregate of the Share Election Amount and the value of any fractional Class A Share to the Corporation.

        (f)    The Corporation shall indemnify and hold harmless the Trustee and (on an after-tax basis) the holders and any Person who controls any holder within the meaning of any applicable securities laws, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any such Person in connection with defending or investigating any such action or claim) caused by or arising in connection with any Share Payment Election or any withdrawal thereof, except in each case for any losses, claims, damages or liabilities caused by any such Person's negligence or wilful misconduct. If the indemnification provided for in this paragraph shall be unavailable to an indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to, then the Corporation shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Corporation and such indemnified Person and any other equitable considerations.

        (g)   Neither the Corporation's making of a Share Payment Election nor the consummation of, or the failure to consummate, sales of Class A Shares on the Share Delivery Date shall (a) result in the holders not being entitled to receive on the applicable Stated Maturity Date or redemption date, as the case may be, cash in an aggregate amount equal to the principal amount or the principal amount forming part of the Redemption Amount, as the case may be, due on such date, or (b) entitle such holders to receive (i) cash in an aggregate amount greater than the amount to which such holders are otherwise entitled, or (ii) any Class A Shares in satisfaction of the Corporation's obligation to pay such principal amount or Redemption Amount, as the case may be. The Corporation's obligation to pay accrued and unpaid interest on Debentures on the Stated Maturity Date or redemption date shall be unaffected by any Share Purchase Election made by the Corporation.

ARTICLE 6
COVENANTS OF THE COMPANY

        The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the holders of Debentures as follows.

6.1   To Pay Principal and Interest

        Subject to Article 5, the Corporation will duly and punctually pay or cause to be paid to every holder of Debentures or to the Trustee on behalf of every holder of Debentures the principal of and interest accrued on the Debentures on the dates, at the places, in the monies, and in the manner mentioned herein and in the Debentures.

6.2   To Carry on Business

        Subject to the provisions hereof, and except as otherwise contemplated by Article 9, the Corporation will carry on and conduct its business and will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

6.3   To Pay Trustee's Remuneration

        The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which have been paid by the Trustee in the execution of the trusts hereby created with interest at the rate of interest set by the Trustee for its corporate client accounts, commencing 30 days after the request for payment until repayment, and such monies and the interest thereon, including the Trustee's remuneration, will be payable out of any funds coming into the possession of the Trustee in priority to the payment of any principal or interest on any of the Debentures. The Trustee's remuneration will continue to be payable until the trusts hereof are finally wound up and whether or not the trusts of this Indenture will be in course of administration by or under the direction of the court.

6.4   Not to Extend Time for Payment of Interest or Principal

        (a)   In order to prevent any accumulation after maturity of unpaid interest on or of unpaid principal of the Debentures, the Corporation, subject to Section 10.11, will not directly or indirectly extend or assent to the extension of time for payment of any interest upon any Debenture or of any principal payable in respect of any Debenture and it will not directly or indirectly be or become a party to or approve any such arrangement; and the Corporation will deliver to the Trustee all Debentures when paid as evidence of such payment.

        (b)   In case the time for the payment of any such interest or principal is extended, then, notwithstanding anything herein or in the Debentures contained, the non-payment of such interest and/or principal will not constitute an Event of Default (as defined in Section 7.1) hereunder unless and until the period of such extension has expired and such payment has not been effected except subject to the prior payment in full of the principal of all the Debentures and of all interest of such Debentures the payment of which has not been so extended.

6.5   Financial Statements

        The Corporation will furnish to the Trustee, (1) within 90 days (or such longer period as the Trustee in its discretion may consent to) after December 31, 2004 and after the end of each fiscal year thereafter, a copy of the consolidated financial statements and of the report of the Corporation's auditors thereon in the form furnished to the holders of Class A Shares. No obligation shall rest with the Trustee to analyze such statements, or to evaluate the performance of the Corporation as indicated therein, in any manner whatsoever.

6.6   Trustee May Perform Covenants

        If the Corporation fails to perform any covenant on its part herein contained, the Trustee may in its discretion, but (subject to Section 7.2) need not, notify the holders of Debentures of such failure or itself may perform any of the covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds, or with money borrowed by or advanced to it for such purpose, but will be under no obligation so to do; and all sums so expended or advanced will be repayable by the Corporation in the manner provided in Section 6.3, but no such performance or payment will be deemed to relieve the Corporation from any default hereunder.

6.7   Negative Pledge

        The Corporation will not, and covenants and agrees that each Designated Subsidiary shall not, create, grant, assume or suffer to exist any Lien upon any of its properties or assets or upon any of the property and assets of any Designated Subsidiary, other than Permitted Encumbrances.

6.8   Additional Debt Test

        The Corporation will not and will not permit any Designated Subsidiary to create, assume, incur or guarantee any additional Indebtedness unless, after giving effect to the incurrence of the additional Indebtedness, the aggregate principal amount of the Total Funded Debt of the Corporation and all of its Designated Subsidiaries considered on a consolidated basis does not exceed 50% of Total Capitalization.

6.9   Certificates of No Default

        Contemporaneously with the delivery of the yearly statements pursuant to Section 6.5 and at any other time if reasonably requested by the Trustee, the Corporation will deliver to the Trustee an Officers' Certificate stating that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture the non-compliance with which would, with the giving of notice or the lapse of time, or both, constitute an Event of Default under this Indenture, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance.

ARTICLE 7
DEFAULT

7.1   Acceleration of Maturity

        Upon the happening of any one or more of the following events ("Events of Default"):

  (a)
  if the Corporation defaults in payment of the principal of any Debenture when the same becomes due under the provisions hereof and the continuance of such default for a period of three days;

  (b)
  if the Corporation defaults in payment of any interest on any Debenture and any such default continues for a period of fifteen days after the same becomes due under the provisions hereof;

  (c)
  if an order shall be made and such order remains unstayed and in effect for 60 consecutive days or an effective resolution be passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Article 9 are duly observed and performed;

  (d)
  if the Corporation shall make a general assignment for the benefit of its creditors or a notice of intention to make a proposal or a proposal under the Bankruptcy and Insolvency Act (Canada), or shall become insolvent or be declared or adjudged bankrupt, or a receiving order be made against the Corporation for any substantial part of the Corporation's property and assets having a replacement cost greater than US$50 million and such order remains unstayed and in effect for 60 consecutive days or if a liquidator, trustee in bankruptcy, receiver, receiver and manager or any other officer with similar powers shall be appointed to the Corporation for any substantial part of the Corporation's property and assets having a replacement cost greater than US$50 million and such appointment shall not have been vested, discharged, stayed or bonded pending appeal within 60 days, or if the Corporation shall propose a compromise, arrangement or reorganization under the Companies' Creditors Arrangement Act (Canada) or any other legislation of any jurisdiction providing for the reorganization or winding-up of corporations or business entities or providing for an arrangement, composition, extension or adjustment with its creditors or shall voluntarily suspend transaction of its usual business, or shall take corporate action in furtherance of any of the foregoing purposes;

  (e)
  if the Corporation or any Designated Subsidiary shall make default beyond any period of grace provided with respect thereto in the payment of the principal of, or part thereof, or interest or premium on any Indebtedness in an aggregate principal amount in excess of US$50 million (other than intercorporate Indebtedness owed to another Designated Subsidiary or the Corporation, as the case may be) or in the performance or observance of any term, agreement or condition in respect of such Indebtedness (other than Debentures issued under this Indenture) and the effect of such default is to accelerate the payment of such Indebtedness or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to accelerate the payment of such Indebtedness prior to the stated maturity thereof, and the Corporation hereby covenants with the Trustee that it will promptly advise the Trustee in writing upon becoming aware of the occurrence of any such default; provided, however, that if such default under such Indebtedness shall be remedied or cured by the Corporation or the Designated Subsidiary as the case may be or waived by the holder or holders of such Indebtedness within a ten day period, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders of Debentures;

  (f)
  if a final judgment or judgments (not subject to appeal) is or are rendered against the Corporation or any one or more of its Designated Subsidiaries in an aggregate amount in excess of US$50 million by a court or courts of competent jurisdiction, which remains or remain undischarged or unstayed for a period of 60 days after the date on which the right or rights to appeal has or have expired, as the case may be;

  (g)
  if the Corporation neglects to observe or perform any other covenant or condition herein contained on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Corporation specifying such default and requiring the Corporation to put an end to the same (which notice may be given by the Trustee, in its discretion, and must be given by the Trustee upon receipt of a request in writing signed by the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding), the Corporation fails to make good such default in all material respects within a period of 60 days, unless the Trustee (having regard to the subject matter of the default) has agreed to a longer period, and in such event, within the period agreed to by the Trustee;

        then in each and every such event the Trustee may in its discretion and will, upon receipt of a requisition in writing signed by the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, subject to the provisions of Section 7.3, by notice in writing to the Corporation declare the principal of and interest on all Debentures then Outstanding and all other monies outstanding hereunder to be due and payable and the same will forthwith become immediately due and payable to the Trustee, and the Corporation will forthwith pay to the Trustee for the benefit of the holders of Debentures the principal of and accrued and unpaid interest and interest on amounts in default on such Debentures, together with interest at the rate borne by the Debentures on such other monies from the date of the declaration until payment is received by the Trustee. Such payment when made will be deemed to have been made in discharge of the Corporation's obligations hereunder and any monies so received by the Trustee will be applied in the manner provided in Section 7.6.

7.2   Notice of Events of Default

        (a)   If an Event of Default occurs and is continuing the Trustee will, within 30 days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the holders of Debentures in the manner provided in Article 11, provided that, notwithstanding the foregoing, the Trustee will not be required to give such notice if the Trustee in good faith decides that the withholding of such notice is in the best interests of the holders of Debentures and has so advised the Corporation in writing.

        (b)   Where notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing will be given by the Trustee to the holders of Debentures in the manner provided in Article 11 within a reasonable time not exceeding 30 days after the Trustee becomes aware that the Event of Default has been cured.

7.3   Waiver of Default

        Upon the happening of any Event of Default and, for greater certainty, subject to Article 10:

  (a)
  the holders of not less than a majority of the aggregate principal amount of the Debentures then Outstanding have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing to instruct the Trustee to waive any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 7.1 and the Trustee will thereupon waive the default and/or cancel such declaration upon such terms and conditions as will be prescribed in such requisition; and

  (b)
  the Trustee, so long as it has not become bound to declare the principal of and interest on the Debentures then Outstanding to be due and payable or to obtain or enforce payment of the same, has power to waive any default hereunder if, in the Trustee's opinion, the same has been cured in all material respects or adequate satisfaction or explanation made therefor, and in such event to cancel any such declaration previously made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable;

provided that no act or omission either of the Trustee or of the holders of Debentures in the premises will extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom and provided further than any delay on the part of either of the Trustee or the holders of Debentures to act upon any Event of Default hereunder shall not constitute a waiver of such default.

7.4   Enforcement by the Trustee

        (a)   Subject to the provisions of Section 7.3 and to the provisions of any Extraordinary Resolution that may be passed by the holders of Debentures, in case the Corporation fails to pay to the Trustee, forthwith after the same has been declared to be due and payable under Section 7.1, the principal of and interest on all Debentures then Outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and will upon receipt of a request in writing signed by the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the principal of and interest on all the Debentures then Outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request has been directed to take, or if such request contains no such direction, or if the Trustee acts without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee deems expedient.

        (b)   The Trustee will be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claim of the Trustee and of the holders of Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of Debentures by taking and holding the same will be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of Debentures with authority to make and file in the respective names of the holders of Debentures or on behalf of the holders of Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any amounts becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of Debentures against the Corporation or its property allowed in any such proceedings, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture will be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any holder of Debentures.

        (c)   The Trustee will also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised are necessary or advisable to preserve and protect its interests and the interests of the holders of the Debentures.

        (d)   All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof at the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee may be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment will be for the ratable benefit of the holders of Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee will be a party) the Trustee will be held to represent all the holders of Debentures, and it will not be necessary to make any holders of Debentures parties to any such proceeding.

7.5   Suits by Debenture Holders

        Subject to Section 12.1, no holder of any Debenture will have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

  (a)
  such holder has previously given to the Trustee written notice of the happening of an Event of Default hereunder;

  (b)
  the holders of Debentures, by Extraordinary Resolution or by written instrument signed by at least a majority in aggregate principal amount of the Debentures then Outstanding, have made a request to the Trustee and the Trustee will have been afforded reasonable opportunity either itself to proceed to exercise the powers granted to it or to institute an action, suit or proceeding in its name for such purpose;

  (c)
  the holders of Debentures or any of them have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and

  (d)
  the Trustee has failed to act within a reasonable time after such notification, request and offer of indemnity.

7.6   Application of Monies by Trustee

        Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 7, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, will be applied, together with any other monies in the hands of the Trustee available for such purposes, as follows:

  (a)
  first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

  (b)
  second, and as provided in this Section 7.6, in payment of the principal of and accrued and unpaid interest and interest on amounts in default on the Debentures which are then Outstanding in the priority of principal first and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution; and

  (c)
  third, in payment of the surplus, if any, of such monies to the Corporation or its successors or assigns;

provided, however, that no payment will be made pursuant to clause (b) in respect of the principal or interest of any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary or Affiliate of the Corporation (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any Subsidiary or Affiliate of the Corporation but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal and interest of all Debentures which are not so held.

7.7   Distribution of Proceeds

        Payments to holders of Debentures pursuant to Section 7.6(b) will be made as follows:

  (a)
  at least 15 Business Days' notice of every such payment will be given in the manner provided in Article 11 specifying the time when and the place or places where the Debentures are to be presented and the amount of the payment and the application thereof as between principal and interest;

  (b)
  payment of any Debenture will be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full will be surrendered, unless a memorandum of such payment is endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any case upon such indemnity being given as it deems sufficient;

  (c)
  from and after the date of payment specified in the notice, interest will accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

  (d)
  the Trustee will not be required to make any interim payment to holders of Debentures unless the monies in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in Section 7.6(a), exceed 5% of the aggregate principal amount of the Debentures then outstanding.

7.8   Remedies Cumulative

        No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures, is intended to be exclusive of any other remedy, but each and every such remedy will be cumulative and will be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

7.9   Judgment Against the Corporation

        The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the holders of Debentures, judgment may be rendered against it in favour of the holders of Debentures or in favour of the Trustee, as trustee for the holders of Debentures, for any amount which may remain due in respect of the Debentures and the interest thereon.

7.10 Immunity of Shareholders

        The holders of Debentures and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Corporation or of any successor corporation (as defined in Section 9.1) for the payment of the principal of or interest on any of the Debentures or for satisfaction with respect to any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

7.11 Control by Holders of Debentures

        Subject to the provisions of Article 12, the holders of a majority in aggregate principal amount of the Debentures then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction and (c) the Trustee need not follow any such direction if doing so would in its reasonable discretion either involve it in personal liability or be unduly prejudicial to holders of Debentures not joining in such direction; provided, further, that the Trustee shall have no obligation to make any determination with respect to any such conflict, personal liability or undue prejudice.

ARTICLE 8
SATISFACTION AND DISCHARGE

8.1   Cancellation and Destruction

        All matured Debentures will forthwith after payment thereof be delivered to the Trustee and cancelled by it or will be cancelled on behalf of the Trustee by the Paying Agent Bank, if any, effecting the payment and delivered to or to the order of the Trustee. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture will be destroyed by or pursuant to instructions given by the Trustee and, if requested by the Corporation, the Trustee will furnish to it a destruction certificate in respect of the Debentures so destroyed.

8.2   Non-Presentation of Debentures

        In case the holder of any Debenture fails to present the same for payment on the date on which the principal thereof and the interest thereon or represented thereby becomes payable, either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

  (a)
  the Corporation shall be entitled to pay to the Trustee and direct it to set aside;

  (b)
  in respect of monies in the hands of the Trustee which may or should be applied to the payment, redemption or repurchase of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

  (c)
  in respect of monies in the hands of any Paying Agent Bank which may or should be applied to the payment, redemption or repurchase of the Debentures, the Corporation shall be entitled at any time after 180 days after the date on which such monies were payable, to direct such Paying Agent Bank to pay such monies to the Trustee and to direct it to set aside; or

  (d)
  if the redemption or repurchase was pursuant to notice given by the Trustee, the Trustee may itself set aside

  (e)
  the principal monies and/or the interest, as the case may be, in trust for the holder of such Debenture (at such rate of interest on such principal monies and/or interest as the depository with respect to such trust may allow, which interest will be for the Corporation's account) to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal monies and/or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside will be deemed to have been paid and the holder thereof will thereafter have no right in respect thereof except that of receiving payment of the monies so set aside by the Trustee (without interest thereon) upon due presentation and surrender thereof, subject always to the provisions of Section 8.3.

8.3   Repayment of Unclaimed Monies

        Any monies set aside under Section 3.7 or 8.2 and not claimed by and paid to holders of Debentures as provided in Section 8.2 within 6 years after the date of such setting aside will be repaid to the Corporation by the Trustee on demand and thereupon the Trustee will be released from all further liability with respect to such monies and thereafter the holders of Debentures in respect of which such monies were so repaid to the Corporation will have no rights in respect thereof except to obtain payment of such monies (without interest thereon) from the Corporation, subject to any applicable period of prescription provided by law.

8.4   Discharge

        The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it will be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee and any other provisions expressly surviving the termination of this Indenture), upon proof being given to the reasonable satisfaction of the Trustee that the principal of and interest (including interest on amounts in default, if any) on all the Debentures and all other monies payable hereunder have been paid or satisfied or duly and effectually provided for or that, all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all monies payable hereunder has been duly and effectually provided for in accordance with the provisions of this Indenture.

ARTICLE 9
SUCCESSOR COMPANIES

9.1   Certain Requirements in Respect of Mergers, etc.

        (a)   So long as any Debentures remain Outstanding the Corporation shall not enter into any transaction, whether by way of merger, consolidation, reconstruction, amalgamation (except an amalgamation pursuant to the Business Corporations Act (Ontario), as amended, or other amalgamation where the amalgamated corporation is by operation of law the successor to the obligations of the Corporation including the Debentures) lease or otherwise, whereby all or substantially all of its undertaking or assets would become the property of any other Person (other than a conveyance or transfer referred to in paragraph (b) below) unless:

  (i)
  such other person is (A) a corporation, or (B) a person which is, or is wholly owned, directly or indirectly by, a real estate investment trust; and is organized or existing under the laws of any Canadian, United States, United Kingdom or other country that is in the European Community jurisdiction (a "Successor Company");

  (ii)
  the Successor Company executes, prior to or contemporaneously with the consummation of such transaction, such documents as are in the opinion of Counsel necessary or advisable to evidence the assumption by the Successor Company of the liability for the due and punctual payment of all the Debentures and the interest thereon and the covenant of such Successor Company to pay the same and to observe and perform all the covenants and obligations of the Corporation under this Indenture;

  (iii)
  immediately after the consummation of such transaction no condition or event shall exist which constitutes or which would, after the lapse of time or giving of notice or both, constitute an Event of Default, and the Trustee shall have received an Officer's Certificate to such effect; and

  (iv)
  the Trustee shall have received an opinion of Counsel that after the consummation of such transaction the Debentures will continue to be valid and binding obligations of the Successor Company entitling the holders of the Debentures, as against the Successor Company, to all of the rights of the holders of the Debentures under the Debentures;

        (b)   So long as any Debentures remain Outstanding, the Corporation shall not convey or transfer all or substantially all of its undertaking or assets to another Person, unless

  (i)
  either (A) that other Person guarantees all amounts payable under the Debentures or (B) that other Person agrees to be bound by the terms hereof and of the Debentures as principal debtor in place of the Corporation and the Corporation guarantees all amounts payable under the Debentures;

  (ii)
  immediately after the consummation of such transaction no condition or event shall exist which constitutes or which would, after the lapse of time or giving of notice or both, constitute an Event of Default, and the Trustee shall have received an Officer's Certificate of the Corporation to such effect; and

  (iii)
  the Trustee shall have received an opinion of Counsel that any guarantee or other agreement entered into in compliance with paragraph (a) above is a valid and binding obligation of the parties thereto, entitling the holders of the Debenture, as against the parties thereto, to the rights and benefits provided to the holders of the Debenture in such guarantee or other agreement.

        (c)   Opinions of Counsel given pursuant to subsection (a) or (b) above may be stated to be subject to any applicable bankruptcy or insolvency laws or other laws affecting the enforcement of creditor's generally and to the fact that equitable remedies are in the direction of a court.

9.2   Vesting of Powers in Successor and Discharge of the Corporation

        (a)   Whenever the conditions of subsections 9.1(a) or 9.1(b) have been duly observed and performed the Successor Company or the other Person, respectively, will possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of such Successor Company or other Person, as the case may be.

        (b)   Whenever the conditions of subsection 9.1(a) above have been duly observed and performed, the Corporation (but not the Successor Company or other Person) shall be released from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee and any other provisions expressly surviving the termination of this Indenture).

ARTICLE 10
MEETINGS OF DEBENTURE HOLDERS

10.1 Right to Convene Meeting

        The Trustee may at any time and from time to time and will on receipt of a written request of the Corporation or a written request signed by the holders of not less than 25% in aggregate principal amount of the Outstanding Debentures and upon being indemnified to its reasonable satisfaction by the Corporation or by the holders of Debentures signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the holders of Debentures. In the event of the Trustee failing within 30 days after receipt of any such request and such indemnity to give notice convening a meeting, the Corporation or such holders of Debentures, as the case may be, may convene such meeting. Every such meeting will be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Trustee.

10.2 Notice of Meetings

        At least 21 days' notice of any meeting shall be given to the holders of Debentures in the manner provided in Article 11 and a copy thereof shall be sent to the Trustee unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice must state the time when and the place where the meeting is to be held and state briefly the general nature of the business to be transacted thereat and it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

10.3 Chairman

        An individual, who need not be a holder of Debentures, nominated in writing by the Trustee will be the chairman of the meeting and if no person is so nominated or if the person so nominated is not present within 30 minutes from the time fixed for the holding of the meeting, the holders of Debentures present in person or by proxy will choose some person present to be chairman.

10.4 Quorum

        Subject to Section 10.12 and 10.17 at any meeting of the holders of Debentures a quorum will consist of two or more holders of Debentures present in person or by proxy and representing at least 25% in aggregate principal amount of the Outstanding Debentures. If a quorum is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the holders of Debentures or pursuant to a request of the holders of Debentures, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next week (unless such day is not a Business Day in which case it will be adjourned to the next Business Day) at the same time and place and no notice will be required to be given in respect of such adjourned meeting. At the adjourned meeting the holders of Debentures present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the aggregate principal amount of the Outstanding Debentures.

10.5 Power to Adjourn

        The chairman of any meeting at which a quorum is present may with the consent of the holders of a majority in principal amount of the Debentures represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

10.6 Show of Hands

        Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions and Special Resolutions will be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

10.7 Poll

        On every Extraordinary Resolution and Special Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more holders of Debentures and/or proxies for holders of Debentures holding at least $5 million principal amount of Debentures, a poll shall be taken in such manner and either at once or after an adjournment, as the chairman directs. Questions other than Extraordinary Resolutions and Special Resolutions will, if a poll is taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

10.8 Voting

        On a show of hands every person who is present and entitled to vote, whether as a holder of Debentures or as proxy for one or more holders of Debentures or both will have one vote. On a poll each holder of Debentures present in person or represented by a proxy duly appointed by an instrument in writing will be entitled to one vote in respect of each $1,000 principal amount of Debentures of which that person is then the holder. A proxy need not be a holder of Debentures. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them is present in person or by proxy, they must vote together in respect of the Debentures of which they are joint holders.

10.9 Regulations

        (a)   The Trustee or the Corporation, with the approval of the Trustee, may from time to time make and from time to time vary or restate such regulations as it from time to time thinks fit providing for and governing:

  (i)
  the voting by proxy by holders of Debentures and the form of instrument appointing proxies and the manner in which the same will be executed, and for the production of the authority of any person signing on behalf of the giver of such proxy;

  (ii)
  for the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the holders of Debentures convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

  (iii)
  for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, telecopied, electronically transmitted or otherwise sent before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

        (b)   Any regulation so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted. Except as such regulations may provide, the only persons who will be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, will be holders of Debentures and persons whom holders of Debentures have by instrument in writing furnished to the Trustee duly appointed as their proxies.

10.10 Corporation and Trustee may be Represented

        The Corporation and the Trustee, by their respective officers and directors, and the legal advisers of the Corporation and the Trustee, and the auditors of the Corporation may attend any meeting of the holders of Debentures, but will have no vote as such.

10.11 Powers Exercisable by Extraordinary Resolution

        In addition to the powers conferred upon them by Section 7.3 or other provisions of this Indenture or by law, a meeting of the holders of Debentures will have, subject to Sections 10.4, 10.7, 10.12, 10.17, 10.18 and 12.1, the following powers exercisable from time to time by Extraordinary Resolution:

  (a)
  with the agreement of the Corporation, power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the holders of Debentures and/or the Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

  (b)
  power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or in the Debentures, which must be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

  (c)
  power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other corporation or for the sale, leasing, transfer or other disposition of all or substantially all the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction will be necessary in respect of any such transaction if Section 9.1 has been complied with;

  (d)
  power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such extraordinary resolution or to refrain from exercising any such power, right, remedy or authority;

  (e)
  power to waive and direct the Trustee to waive any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 7.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

  (f)
  power to restrain any holder of Debentures from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of or interest on the Debentures, or for the execution of any trust or power hereunder or for the appointment of a liquidator, receiver or manager or the making of a receiving order under the Bankruptcy and Insolvency Act (Canada), or from otherwise taking or carrying on any step, proceeding or action in respect of the principal of or interest on the Debentures, and to direct such Debentureholder to waive any default or defaults by the Corporation on which any suit, action or proceeding is based upon payment, if the taking of such suit, action or proceeding is permitted by Section 7.5, of the costs, charges and expenses reasonably and properly incurred by such holder of Debentures in connection therewith;

  (g)
  power to direct any holder of Debentures who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding will have been permitted by Section 7.5, of the costs, charges and expenses reasonably and properly incurred by such holder of Debentures in connection therewith;

  (h)
  power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

  (i)
  power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the holders of Debentures, such of the powers of the holders of Debentures as are exercisable by Extraordinary or other resolution as are included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation of such committee. Such committee will consist of such number of persons as is prescribed in the resolution appointing it and the members need not themselves be holders of Debentures. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it will be binding upon all holders of Debentures. Neither the committee nor any member thereof will be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

  (j)
  power to authorize the distribution in specie of any shares, bonds, debentures or other securities or obligations and/or cash or other consideration received hereunder or the use or disposal of the whole or any part of such shares, bonds, debentures or other securities or obligations and/or cash or other consideration received hereunder in such manner and for such purpose as may be deemed advisable and specified in such Extraordinary Resolution;

  (k)
  power to remove the Trustee from office and to appoint a new trustee or trustees;

  (l)
  power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any company formed or to be formed; and

  (m)
  power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the holders of Debentures or by any committee appointed pursuant to clause (i).

        Nothing in this Section 10.11 gives the holders of Debentures the power to unilaterally modify the rights and obligations of the Corporation under this Indenture.

10.12 Meanings of "Extraordinary Resolution" and "Special Resolution"

        (a)   "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an extraordinary resolution at a meeting of holders of Debentures duly convened for the purpose and held in accordance with the provisions of this Article 10 at which the holders of at least a majority of the aggregate principal amount of the Debentures then Outstanding are present in person or by proxy and passed by the favourable votes of the holders of at least 66 2/3% of the aggregate principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

        (b)   "Special Resolution" when used in this Indenture means, subject as hereinafter in this Article 10 provided, a resolution proposed to be passed as a special resolution at a meeting of holders of Debentures duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of at least 95% of the aggregate principal amount of the Debentures then Outstanding are present in person or by proxy and passed by the favourable votes of the holders of at least 95% of the aggregate principal amount of Debentures Outstanding.

        (c)   If, at any such meeting, the holders of at least a majority of the aggregate principal amount of the Debentures Outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of the holders of Debentures, will be dissolved; but in any other case it will stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 14 days' notice will be given of the time and place of such adjourned meeting in the manner provided in Article 11. Such notice must state that at the adjourned meeting the holders of Debentures present in person or by proxy will form a quorum but it will not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the holders of Debentures present in person or by proxy will form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section (a) or (b) above will be an Extraordinary Resolution or Special Resolution, as the case may be, within the meaning of this Indenture, notwithstanding that the holders of at least a majority of the aggregate principal amount of the Debentures then Outstanding are not present in person or by proxy at such adjourned meeting.

10.13 Powers Cumulative

        It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the holders of Debentures by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the rights of the holders of Debentures to exercise the same or any other such power or combination of powers thereafter from time to time.

10.14 Minutes

        Minutes of all resolutions and proceedings at every meeting as aforesaid will be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the holders of Debentures, will be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes will have been made, will be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had thereat, to have been duly passed and had.

10.15 Instruments in Writing

        All actions which may be taken and all powers that may be exercised by the holders of Debentures at a meeting held as provided in this Article 10 may also be taken and exercised by the holders of a majority, 66 2/3% or 95%, as the case may be, of the aggregate principal amount of all the Outstanding Debentures by an instrument in writing signed in one or more counterparts and the expressions "Extraordinary Resolution" and "Special Resolution" when used in this Indenture will include, respectively, an instrument so signed.

10.16 Binding Effect of Resolutions

        Subject to Section 12.1, every resolution, every Extraordinary Resolution and Special Resolution passed in accordance with the provisions of this Article 10 at a meeting of holders of Debentures will be binding upon all the holders of Debentures, whether present at or absent from such meeting, and every instrument in writing signed by holders of Debentures in accordance with Section 10.15 will be binding upon all the holders of Debentures, whether signatories thereto or not, and each and every holder of Debentures and the Trustee (subject to the provisions for its indemnity herein contained) will be bound to give effect accordingly to every such resolution, extraordinary resolution and instrument in writing.

10.17 Series Approval

        (a)   If in the opinion of Counsel delivered to the Trustee, any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 10.15, does not adversely affect the rights of the holders of Debentures of one or more Series under this Indenture, the provisions of this Article 10 shall apply as if the Debentures of such Series were not Outstanding, including, without limitation, the definitions of "Extraordinary Resolution" and "Special Resolution", and no notice of any such meeting need be given to the holders of Debentures of such Series. Without limiting the generality of the forgoing, a proposal to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular Series are Outstanding or which is enacted for the exclusive benefit of the holders of Debentures of one or more particular Series or which affects the terms of repayment of only one or more particular Series or the sinking fund reserve established for the benefit of one Series shall be deemed not to adversely affect the right of the holders of Debentures of any other Series.

        (b)   If in the opinion of Counsel delivered to the Trustee, any business to be transacted at a meeting of holders of Debentures, or any action to be taken or power to be exercised by instrument in writing under Section 10.15 would affect the rights of the holders of Debentures of one or more Series under this Indenture in a manner different from the holders of Debentures of any other Series (as to which such Counsel's opinion shall be binding on all holders of Debentures, the Trustee and the Corporation for all purposes hereof) then:

    (i)
    reference to such fact, indicating each Series so affected, shall be made in the notice of such meeting; and

    (ii)
    the holders of Debentures of a Series so affected shall not be bound by any action taken at such meeting or by instrument in writing under Section 10.15 unless in addition to compliance with the other provisions of this Article:

    (A)
    at such meeting:

    (x)
    there are present in person or by proxy holders of Debentures representing at least a majority of the aggregate principal outstanding in respect of the Debentures of all such Series, subject to the provisions of this Article 10 as to quorum at adjourned meetings; and

    (y)
    the resolution is passed by the affirmative vote of the holders of Debentures of all such Series representing not less than 66 2/3% of the aggregate principal amount of Debentures of all such Series represented and voted on a poll upon such resolution; or

    (B)
    in the case of action taken or power exercised by instrument in writing under Section 10.15, such instrument is signed in one or more counterparts by the holders of Debentures representing not less than 66 2/3% of the aggregate principal amount outstanding in respect of the Debentures of all such Series.

10.18 Special Resolution Required

        Notwithstanding any other term of this Indenture, a Special Resolution shall be required in order to amend directly or indirectly or otherwise vary:

  (a)
  the definitions of "Majority Resolution", "Extraordinary Resolution", "Event of Default" and "Special Resolution" set out in Section 1.1;

  (b)
  any provision of this Indenture which expressly requires a Special Resolution;

  (c)
  reduce the percentage in principal amount of the Outstanding Debentures required for any modification or amendment of the Indenture or for waiver of compliance with certain provisions of this Indenture that affect such Debentures or certain defaults applicable to such Debentures hereunder or reduce the quorum requirements of Section 10.4;

  (d)
  the pari passu ranking of the Debentures as provided for in this Indenture;

  (e)
  the Stated Maturity Date, any date for payment of interest, the principal amount outstanding, currency of payments, rate of interest or accrued and unpaid interest, if any, or the redemption price of any Debentures or any rights of repayment at the option of any holder of Debentures; and

  (f)
  materially impair the right to institute suit for the enforcement of any payment on or with respect to the Debentures on or after the due date thereof.

ARTICLE 11
NOTICES

11.1 Notice to Corporation

        Any notice to the Corporation under this Indenture will be valid and effective if given by registered letter, postage prepaid, by personal delivery or by fax (followed within one Business Day by such letter or personal delivery) addressed to the Corporation to the attention of the Chief Financial Officer with a copy to the General Counsel, MI Developments Inc., 455 Magna Drive, Aurora, Ontario L4G 7A9 (fax # 905-713-6322) and will be deemed to have been effectively given from the date five Business Days after the date of mailing and on the next Business Day if personally delivered or sent by fax. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, will be the address of the Corporation for all purposes of this Indenture.

11.2 Notice to Holders of Debentures

        All notices to be given hereunder with respect to the Debentures will be deemed to be validly given to the holders of Debentures if sent by mail, postage prepaid, addressed to such holders at their post office addresses appearing in any of the registers. Accidental error or omission to give notice will not invalidate any action or proceeding founded thereon.

        All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the Register, and any notice so given will be sufficient notice to all holders of and/or Persons interested in such Debenture.

        If the Trustee determines that mail service is or is threatened to be interrupted at the time when the Corporation or Trustee is required or elects to give any notice to holders of Debentures, such notice may be given by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper of general circulation in Canada. Any notice so given will be deemed to have been given on the date it is first published.

11.3 General

        In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Accidental error or omission in giving notice to any holder of Debentures will not invalidate any action or proceeding founded thereon.

11.4 Notice to Trustee

        Any notice to the Trustee under the provisions of this Indenture will be valid and effective if given by registered letter, postage prepaid, by personal delivery or by fax addressed to the Trustee at its principal office in the City of Toronto at Suite 1101, 4 King Street West, Toronto, Ontario, M5H 1B6 (fax # 905-360-1711) to the attention of the Senior Trust Officer and will be deemed to have been effectively given from the date five Business Days after the date of mailing and on the next Business Day if personally delivered or sent by fax.

ARTICLE 12
CONCERNING THE TRUSTEE

12.1 Trust Indenture Legislation

        (a)   The expression "indenture legislation" means the provisions, if any, of the Business Corporations Act (Ontario) and any other statute of Canada or any province thereof, and of any regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Corporation.

        (b)   The Corporation and the Trustee agree that each will at all times in relation to this Indenture and in relation to any action to be taken hereunder observe and comply with and be entitled to the benefits of indenture legislation.

        (c)   If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of indenture legislation, such mandatory requirement will prevail.

12.2 No Conflict of Interest

        The Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in its role as a fiduciary hereunder.

12.3 Replacement of Trustee

        (a)   The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation at least 60 days notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee's role as a fiduciary hereunder the Trustee will, as soon as practicable but in any case within 45 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section. If the Trustee resigns or is removed by Extraordinary Resolution or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation will forthwith appoint a new trustee unless a new trustee has already been appointed by the holders of Debentures; failing such appointment by the Corporation, the retiring Trustee or any holder of Debentures may apply to a Judge of the Supreme Court of Ontario, on such notice as such Judge may direct, for the appointment of a new trustee; but any new trustee so appointed by the Corporation or by the Court will be subject to removal by the holders of Debentures. Any new trustee appointed under any provision of this Section must be a company authorized to carry on the business of a trust company in the Province of Ontario. On any new appointment the new trustee will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

        (b)   Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated, any company resulting from any merger, consolidation or amalgamation to which the Trustee will be a party or any company to whom the Trustee may hereafter transfer all or substantially all of its corporate trust business, provided such company shall be a bank or trust company which is qualified to be a successor to the Trustee hereunder and shall be authorized by applicable law to perform the duties imposed upon it by this Indenture, will be the successor trustee under this Indenture without the execution of any instrument or any further act.

12.4 Experts, Advisers and Agents

        The Trustee may:

  (a)
  in relation to these presents act on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and may employ such assistants as may be necessary to the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

  (b)
  employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and will be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof. Any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

12.5 Trustee May Deal in Debentures

        The Trustee may buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

12.6 Investment of Monies Held by Trustee

        (a)   Unless otherwise provided in this Indenture, any monies held by the Trustee which under the trusts of this Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may, at the direction of the Corporation be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust monies, provided that such securities are expressed to mature within two years after their purchase by the Trustee, and unless and until the Trustee will have declared the principal of and interest on the Debentures to be due and payable, the Trustee will so invest such monies at the request and direction of the Corporation.

        (b)   Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank of Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any bank or other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

        (c)   Unless and until the Trustee has declared the principal of and interest on the Debentures to be due and payable the Trustee will pay over to the Corporation all interest received by the Trustee in respect of any investment or deposits made pursuant to the provisions of this Section.

        (d)   The Trustee shall not be liable for monies deposited with banks or solicitors or otherwise than with the Trustee.

        (e)   The Trustee shall not be liable for any losses incurred in the investment of monies hereunder unless and to the extent such losses result from the negligence or wilful misconduct of the Trustee or any contravention by the Trustee of any provisions of this Indenture or applicable law.

12.7 Conditions Precedent to Trustee's Obligation to Act

  (a)
  The Trustee shall not be bound to give any notice or do or take any act, action or proceeding pursuant hereto unless and until it shall have been required so to do under the terms hereof. The Trustee shall not be required to take notice of any Event of Default, other than in payment of any monies required by any provision hereof to be paid to it, unless and until it has actual knowledge or has been notified in writing of such Event of Default, which notice shall distinctly specify the Event of Default desired to be brought to the attention of the Trustee and, in the absence of any such actual knowledge or notice, the Trustee may for all purposes of this Indenture conclusively assume that the Corporation is not in default hereunder and that no Event of Default has occurred.

  (b)
  Except as provided in Section 7.2 and as otherwise specifically provided herein or by applicable law, the Trustee will not be bound to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained nor in any way to supervise or interfere with any of the activities of the Corporation, unless and until the Trustee will have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of Outstanding Debentures or by any Extraordinary Resolution of the holders of Debentures passed in accordance with the provisions contained in Article 10, and then only after it has been indemnified and provided with sufficient funds, in each case, to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

  (c)
  The Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it receives clear and reasonable documentation which complies with the terms of this Indenture. Such documentation must not require the exercise of any discretion or independent judgment, except as otherwise provided herein.

  (d)
  The Trustee may, as a condition precedent to any action to be taken by it under this Indenture, require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable.

  (e)
  The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the holders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

12.8 Trustee Not Required to Give Security

        The Trustee will not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

12.9 Acceptance of Trust

        The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and in trust for the various Persons who will from time to time be holders of Debentures, subject to all the terms and conditions herein set forth.

12.10 Duties of Trustee

        (a)   The Trustee, in exercising its powers and discharging its duties hereunder, will:

    (i)
    act honestly and in good faith with a view to the best interests of the holders of Debentures; and

    (ii)
    exercise the care, diligence and skill of a reasonably prudent trustee;

  and no provision of this Indenture shall operate to relieve the Trustee from complying with clauses (i) and (ii) above.

        (b)   The Corporation hereby indemnifies and saves harmless the Trustee and its employees, directors and officers from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever which may be brought against the Trustee or which it or they may suffer or incur as result of or arising out of the performance of its duties and obligations under this Indenture, save only in the event of negligence or wilful misconduct of the Trustee or such other indemnified person.

        (c)   The Trustee shall not be liable or accountable for any loss or damage whatsoever to any Person caused by the performance or failure to perform by it of its responsibilities under this Indenture save only to the extent that such loss or damage is attributable to the negligence or wilful misconduct of the Trustee.

        (d)   It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation or replacement of the Trustee.

        (e)   The Trustee shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, statutory declaration or other paper or document furnished to it (including by way of facsimile transmission), not only as to its due execution and the validity and the effectiveness of its provisions but also as to the truth and acceptability of any information therein contained which it in good faith believes to be genuine.

12.11 Protection of Trustee

        By way of supplement to the provisions of any applicable law for the time being relative to trustees, it is expressly declared and agreed as follows:

  (a)
  the Trustee will not be liable for or by reason of any statements of fact in this Indenture or in the Debentures or required to verify the same, but all such statements are and will be deemed to be made by the Corporation;

  (b)
  the Trustee will not be bound to give notice to any Person of the execution of this Indenture;

  (c)
  the Trustee will not incur any liability or responsibility whatever or in any way be responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in this Indenture or of any acts of the agents or employees of the Corporation;

  (d)
  the Trustee will not be required to disburse monies according to this Indenture except to the extent that monies have been deposited with it;

  (e)
  neither the Trustee nor any Affiliates of the Trustee will be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation;

  (f)
  nothing in this Indenture will impose on the Trustee any obligation to see to, or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture; and

  (g)
  the Corporation shall provide to the Trustee an incumbency certificate setting out the names and sample signatures of persons giving instructions to the Trustee hereunder. The Trustee shall be entitled to rely on such certificate until a revised certificate is provided to it hereunder. The Trustee shall be entitled to refuse to act upon any instructions given by a party which are signed by any person other than a person described in an incumbency certificate provided to it pursuant to this Section.

ARTICLE 13
SUPPLEMENTAL INDENTURES

13.1 Supplemental Indentures

        (a)   From time to time the Trustee and, when authorized by a resolution of its directors, the Corporation may, and they will, when required by this Indenture, execute, acknowledge and deliver, by their proper officers, deeds or indentures supplemental hereto, which thereafter will form part hereof, for any one or more of the following purposes:

    (i)
    adding to the covenants of the Corporation herein contained for the protection of the holders of the Debentures and/or providing for events of default in addition to those herein specified;

    (ii)
    making such provision not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Trustee, it may be expedient to make, provided that the Trustee will be of the opinion that such provisions and modifications will not be prejudicial to the interests of the holders of Debentures;

    (iii)
    evidencing the succession, or successive successions, of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

    (iv)
    giving effect to any Extraordinary Resolution or Special Resolution passed as provided in Article 10;

    (v)
    to issue and establish the terms of Debentures other than the Series 1 Debentures; and

    (vi)
    for any other purpose not inconsistent with the terms of this Indenture.

        (b)   The Trustee may also, without the consent or concurrence of the holders of Debentures, by Supplemental Indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture which it has been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee the rights of the Trustee and of the holders of Debentures are in no way prejudiced thereby.

ARTICLE 14
EVIDENCE OF OWNERSHIP

14.1 Evidence of Ownership

        The Corporation and the Trustee may treat the holder of any Debenture as the owner thereof without actual production of such Debenture for the purpose of any request, requisition, direction, consent, instrument or other document as aforesaid.

ARTICLE 15
EXECUTION AND FORMAL DATE

15.1 Execution

        This Indenture may be simultaneously executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument.

15.2 Formal Date

        This Indenture may be referred to as bearing the formal date of December 22, 2004 irrespective of the actual date of execution hereof.

        IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

MI DEVELOPMENTS INC.
By:	/s/ JOHN D. SIMONETTI John D. Simonetti Chief Executive Officer
By:	/s/ DOUG R. TATTERS Doug R. Tatters Executive Vice-President and Chief Financial Officer
BNY TRUST COMPANY OF CANADA
By:	/s/ HENRY HAMILTON II Henry Hamilton II Assistant Treasurer

SCHEDULE I

Form of Global Debenture — Series 1 Debentures

[FORM OF FACE OF GLOBAL DEBENTURE]

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.6 OF THE INDENTURE, THIS DEBENTURE MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF TO A U.S. PERSON UNLESS SUCH TRANSACTION IS REGISTERED UNDER SUCH ACT OR IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

Unless this Debenture is presented by an authorized representative of The Canadian Depository for Securities Limited ("CDS") to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued in respect thereof is registered in the name of CDS & CO., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & CO. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered holder hereof, CDS & CO., has an interest herein.

MI DEVELOPMENTS INC.

6.05% Senior Unsecured Debentures Series 1 due December 22, 2016

No. 1-1	CUSIP No.: 55304XAA2

MI DEVELOPMENTS INC. (the "Corporation"), an Ontario corporation, for value received, hereby promises to pay to CDS & Co. or registered assigns (the "Holder") on December 22, 2016 the principal amount of two hundred and sixty five million dollars ($265,000,000) in lawful money of Canada, together with interest thereon as hereinafter provided.

The outstanding principal amount of this Debenture from time to time shall bear interest and the interest will accrue and be calculated at the rate and in the manner and shall be paid as specified on the other side of this Debenture. All capitalized terms used herein without definition shall have the respective terms assigned thereto in the Indenture referred to on the reverse side of this Debenture.

Additional provisions of this Debenture are set forth on the reverse hereof.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Dated: December 22, 2004

MI DEVELOPMENTS INC.
By:	/s/ JOHN D. SIMONETTI Name: John D. Simonetti Title: Chief Executive Officer
By:	/s/ DOUG R. TATTERS Name: Doug R. Tatters Title: Executive Vice-President and Chief Financial Officer

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        [REVERSE OF DEBENTURE]

This Debenture is a Global Debenture representing an issue of debentures of the Corporation designated as its 6.05% Senior Unsecured Debentures Series 1 due December 22, 2016 (the "Series 1 Debentures"), limited in aggregate principal amount to $650 million, issued under a Trust Indenture dated as of December 22, 2004 (as amended or supplemented from time to time, the "Indenture") between the Corporation and the BNY Trust Company of Canada, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the holders of the Series 1 Debentures and of the terms upon which the Series 1 Debentures are, and are to be, certified and delivered.

The Series 1 Debentures are general unsecured obligations of the Corporation limited to Cdn. $650 million aggregate principal amount, and will mature on December 22, 2016. The Series 1 Debentures are issuable in denominations of Cdn. $1,000 principal amount and integral multiples thereof. The Corporation may issue other series of debentures under the Indenture without the consent of the holders of Series 1 Debentures.

1.     Interest

Interest shall accrue on the outstanding principal amount of this Series 1 Debenture at the rate of 6.05% per annum and shall be payable in Canadian dollars in arrears in equal semi-annual instalments on June 22 and December 22 of each year, commencing June 22, 2005, to the person in whose name this Series 1 Debenture is registered at the close of business on the preceding June 7 and December 7, respectively. Interest on this Series 1 Debenture shall be computed from and including the date of issue or the preceding interest payment date to but excluding the payment date of such interest; provided that if any such interest payment date is not a Business Day, the interest payment shall be paid on the next day that is a Business Day.

If the outstanding principal amount of the Series 1 Debentures or any other amount in respect of the Series 1 Debentures is not paid when due (whether upon acceleration pursuant to Section 7.1 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 2 hereof, or upon the Stated Maturity of this Series 1 Debenture), then the Corporation shall pay on demand interest ("Default Interest") on the overdue amount at the rate of 6.05% per annum computed on the basis of a 365-day year, compounded semi-annually, which Default Interest (to the extent payment of such Default Interest shall be legally enforceable) shall accrue from the date such overdue amount was due to but excluding the date of payment of such amount, including Default Interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of interest.

2.     Redemption

The Series 1 Debentures are redeemable for cash, in whole or in part, at any time, upon not less than 30 and not more than 60 days' notice of redemption, at the option of the Corporation at a Redemption Price equal to the greater of (i) the principal amount thereof; and (ii) the Canada Yield Price, in each case, together with accrued and unpaid interest thereon to the redemption date.

If the Trustee or Paying Agent Bank holds, in accordance with the Indenture, money sufficient to pay the Redemption Price of such Series 1 Debentures on the Redemption Date, then on and after the Redemption Date, such Series 1 Debentures will cease to be outstanding and interest thereon will cease to accrue and the principal amount and accrued interest thereon to, and including, such Redemption Date will be fully satisfied, whether or not such Series 1 Debentures are delivered to the Trustee or Paying Agent Bank, and all other rights of the holders shall terminate (other than the right to receive the Redemption Price upon delivery of such Series 1 Debentures).

3.     Method of Payment

Subject to the terms and conditions of the Indenture, the Corporation will make payments in respect of Redemption Prices, Repurchase Price and amounts payable on the Stated Maturity Date, if any, to holders who surrender Debentures to the Trustee to collect such payments in respect of the Debentures. The Corporation will pay cash amounts in money of Canada that at the time of payment is legal tender for payment of public and private debts.

4.     Paying Agent and Registrar

Initially, the Trustee will act as Paying Agent Bank and sole registrar. The Corporation, at its option, may from time to time appoint one or more Paying Agent Banks and terminate the appointment of any Paying Agent Bank in respect of the Series 1 Debentures. The Corporation may also, with the consent of the Trustee, appoint one or more additional registrars of the Series 1 Debentures.

5.     Denominations; Transfer; Exchange

The Series 1 Debentures are issued only in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples thereof. A holder of Series 1 Debentures may transfer or exchange Series 1 Debentures in accordance with the Indenture. The Trustee may require a holder of Series 1 Debentures, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

6.     Persons Deemed Owners

Prior to due presentment of this Series 1 Debenture for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Series 1 Debenture is registered as the owner hereof for all purposes, whether or not this Series 1 Debenture is overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

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7.     Amendment; Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Debenture under the Indenture at any time by the Corporation and the Trustee with the consent of the holders of 66 2/3% of the principal amount of the debentures at the time outstanding. Amendments that in the opinion of Counsel as delivered to the Trustee do not adversely affect the rights of the holders of debentures of one or more series under the Indenture shall be approved by the holders of debentures excluding the debentures of such series. The Indenture also contains provisions permitting the holders of a majority of principal of the debentures at the time outstanding, on behalf of the holders of all of the debentures, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Series 1 Debenture shall be conclusive and binding upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series 1 Debenture.

8.     Unclaimed Monies

Any monies not claimed by and paid to holders of Series 1 Debentures within six years after the date upon which such monies are payable in accordance with the terms of the Series 1 Debentures and are set aside by the Corporation for such purpose will be repaid to the Corporation by the Trustee or Paying Agent Bank, if applicable, on demand and thereupon the Trustee or Paying Agent Bank will be released from all further liability with respect to such monies and thereafter the holders of Series 1 Debentures in respect of which such monies were so repaid to the Corporation will have no rights in respect thereof except to obtain payment of such monies (without interest thereon) from the Corporation, subject to any applicable period of prescription provided by law.

9.     Defaults and Remedies

The Indenture contains certain specified Events of Default. If an Event of Default occurs and is continuing the Trustee may in its discretion and will, upon receipt of a requisition in writing signed by the holders of not less than 25% in aggregate principal amount of the debentures then outstanding, by notice in writing to the Corporation declare the principal amount plus accrued and unpaid interest on all debentures then outstanding to be due and payable and the same will forthwith become immediately due and payable to the Trustee, and the Corporation will forthwith pay such amount to the Trustee for the benefit of the holders of debentures as set forth in the Indenture. Such payment when made will be deemed to have been made in discharge of the Corporation's obligations under the Indenture.

10.   Authentication

This Series 1 Debenture shall not be valid until authorized officers of the Trustee manually sign the Trustee's Certificate of Authentication.

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11.   Form of Trustee's Certificate of Authentication

BNY Trust Company of Canada certifies that this is one of the Series 1 Debentures referred to in the within-mentioned Indenture.

BNY TRUST COMPANY OF CANADA
by	Name: Henry Hamilton II Title: Assistant Treasurer

(FORM OF REGISTRATION PANEL)
(NO WRITING HEREON EXCEPT BY THE TRUSTEES OR OTHER REGISTRAR)

DATE OF REGISTRY	IN WHOSE NAME REGISTERED	SIGNATURE OF TRUSTEE OR OTHER REGISTRAR
December 22, 2004	CDS & Co.

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FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                         , whose address and social insurance number, if applicable, are set forth below, the entirety of the principal amount represented by this 6.05% Senior Unsecured Debenture Series 1 due December 22, 2016 of MI DEVELOPMENTS INC. standing in the name(s) of the undersigned in the register maintained by the Trustee with respect to such Debenture and does hereby irrevocably authorize and direct                                          to transfer such Series 1 Debenture in such register, with full power of substitution in the premises.

Date:

Address of Transferee:
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

1.
The signature(s) to this assignment must correspond with the name(s) as written upon the face of this certificate in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian Schedule 1 chartered bank or major trust company in Canada or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

2.
The Registered Holder of this certificate is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Signature of Transferring Registered Holder

Name of Institution

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  Exhibit 5
TABLE OF CONTENTS
ARTICLE 1 INTERPRETATION
THIS INDENTURE made as of December 22, 2004
ARTICLE 1 INTERPRETATION
ARTICLE 2 THE DEBENTURES
ARTICLE 3 REDEMPTION AND PURCHASE FOR CANCELLATION OF DEBENTURES
ARTICLE 4 DEFEASANCE
ARTICLE 5 SHARE PAYMENT ELECTION
ARTICLE 6 COVENANTS OF THE COMPANY
ARTICLE 7 DEFAULT
ARTICLE 8 SATISFACTION AND DISCHARGE
ARTICLE 9 SUCCESSOR COMPANIES
ARTICLE 10 MEETINGS OF DEBENTURE HOLDERS
ARTICLE 11 NOTICES
ARTICLE 12 CONCERNING THE TRUSTEE
ARTICLE 13 SUPPLEMENTAL INDENTURES
ARTICLE 14 EVIDENCE OF OWNERSHIP
ARTICLE 15 EXECUTION AND FORMAL DATE
SCHEDULE I
Form of Global Debenture — Series 1 Debentures
[FORM OF FACE OF GLOBAL DEBENTURE]
MI DEVELOPMENTS INC.
6.05% Senior Unsecured Debentures Series 1 due December 22, 2016
(FORM OF REGISTRATION PANEL) (NO WRITING HEREON EXCEPT BY THE TRUSTEES OR OTHER REGISTRAR)
FORM OF ASSIGNMENT